CONFORMED COPY

                             DATED 16th January 1998





                          (1) P.L. FURLONGE and OTHERS


                           (2) CUNNINGHAM GRAPHICS INC






                                    AGREEMENT
                            FOR THE SALE AND PURCHASE
                       OF THE ENTIRE ISSUED SHARE CAPITAL
                                 OF RODA LIMITED















                                 CAMERON McKENNA
                                  Mitre House,
                              160 Aldersgate Street
                                 London EC1A 4DD

                              T +44(0)171-367 3000
                              F +44(0)171-367 2000
                                   CDE Box 724

                                  (50177353.06)

THIS AGREEMENT is made the 16th day of January 1998

BETWEEN:-

(1) THE SEVERAL PERSONS whose respective names and addresses are set out in column (1) of schedule 1 (the "Vendors");

(2) CUNNINGHAM GRAPHICS INC, a corporation organised under the laws of the State of New Jersey, USA (the "Purchaser").

WHEREAS:-

(A) Roda Limited (the "Company"), a company registered in England with number 3243754, has at the date of this Agreement an authorised share capital of (pound)1,000,000 divided into 200,000 A Ordinary Shares of (pound)0.50 each and 1,800,000 B Ordinary Shares of (pound)0.50 each of which 200,000 of the said A Ordinary Shares and 200,000 of the said B Ordinary Shares are issued and fully paid or credited as fully paid and are owned by the Vendors in the proportions shown opposite their respective names in column (2) of schedule 1.

(B) The Vendors have agreed to sell the Shares to the Purchaser and the Purchaser has agreed to purchase the Shares in reliance upon the representations, warranties and undertakings in this Agreement, for the consideration and otherwise upon and subject to the terms and conditions of this Agreement.



WHEREBY IT IS AGREED as follows:-

1.     Definitions and Interpretation

1.1 In this Agreement the following words and expressions have the meanings set opposite them:

     "Accounts"                     the audited  balance sheet as at the Balance
                                    Sheet Date and the  audited  profit and loss
                                    account   for  the   last   two   accounting
                                    reference periods ended on the Balance Sheet
                                    Date  of  the   Subsidiary  and  the  notes,
                                    reports,   statements  and  other  documents
                                    which are or would be required by law to be annexed to the Accounts of the company concerned and to be laid before such company in general meeting for such Financial Year, a copy of each of which has been initialled by or on behalf of each of the parties for the purpose of identification;

     "Accounting Standards"         statements of standard  accounting  practice
                                    (including financial reporting standards) issued pursuant to section 256, CA 85 by the ASB;

     "Affiliate"                    in  relation  to  any  body  corporate,  any
                                    Holding Company or subsidiary of such body corporate or any subsidiary of a Holding
                                    Company of such body corporate;



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



     "Agreed Extracts"              as defined in clause 7.9;

     "Agreement"                    this  Agreement  including  its recitals and
                                    the schedules hereto but not the Deed of Tax
                                    Covenant;

     "A Ordinary Shares"            the   200,000   issued  A  Ordinary   Shares
                                    of(pound)0.50 each in the capital of the Company;

     "ASB"                          Accounting   Standards  Board  Limited  (no.
                                    2526824) or such other body prescribed by the Secretary of State from time to time pursuant to section 256, CA 85;

     "Balance Sheet Date"           31 December 1996;

     "B Ordinary Shares"            the   200,000   issued  B  Ordinary   Shares
                                    of(pound)0.50 each in the capital of the Company;

     "Business"                     collectively  the  businesses of the Company
                                    and the Subsidiary at the date hereof;

     "Business Day"                 a weekday (other than a Saturday) when banks
                                    are open for business in London;

     "CA 85"                        Companies Act 1985;

     "CAA"                          Capital Allowances Act 1990;

     "Claim" any claim by the Purchaser in connection with the Vendors' Warranties or the Vendors in connection with the Purchaser's Warranties (as the case may be);

     "Companies Acts"               as defined in section  744,  CA 85  together
                                    with the Companies Act 1989;

     "Competent Authority"          means any person or legal entity  (including
                                    any government or government  agency) having
                                    regulatory authority and/or any court of law
                                    or  tribunal,   or  any  local  or  national
                                    agency, authority, department, inspectorate, minister, ministry, official or public or statutory person (whether autonomous or not) of, or the government of, the United Kingdom or the European Community;

     "Completion"                   completion  of the sale and  purchase of the
                                    Shares pursuant to this Agreement;

     "Conditions"                   the conditions referred to in clause 2.1;

     "Confidential Information"     all  information  received  or obtained as a
                                    result of entering into or performing, or supplied by or on behalf of a party in the negotiations leading to, this Agreement and the Deed of Tax Covenant and which relates to:-

                                    (i)    the Company and the Subsidiary;

                                    (ii)   the Business;

                                    (iii)  the  provisions of this Agreement and
                                           the Deed of Tax Covenant;

                                    (iv)   the  negotiations  relating  to  this
                                           Agreement   and   the   Deed  of  Tax
                                           Covenant;

                                    (v)    the subject  matter of this Agreement
                                           and the Deed of Tax Covenant; or

                                    (vi)   the Purchaser and its Affiliates.

     "Connected Person"             a person  connected  with any of the Vendors
                                    or the Directors (or any former director of the Company or any of the Subsidiaries) within the meaning of section 839, TA 88;

     "Consideration Shares"         the 169,739  shares of common stock,  no par
                                    value of the Purchaser to be issued at Completion in accordance with clause 4 as part of the consideration for the Shares.

     "Copyright"                    copyright,  design rights, topography rights
                                    and database rights whether or not the same are registered or unregistered (including any applications for registration of any such thing) and rights under licences and consents in relation to any such thing) and any similar or analogous rights to any of the foregoing whether arising or granted under the law of England or of any other jurisdiction;

     "Deed of Tax Covenant"         the  deed  in the  agreed  terms  containing
                                    certain taxation covenants and indemnities between the Vendors, the Company, each of the Subsidiaries and the Purchaser;

     "Directors"                    the   directors   of  the  Company  and  the
                                    Subsidiaries named in schedule 2;

     "Disclosed"                    fairly disclosed by the Disclosure Documents
                                    or by the general disclosures specifically referred to in the Disclosure Letter and "Disclosure" shall be construed accordingly;

     "Disclosure Documents"         the Disclosure  Letter, the documents on the
                                    property disclosure list referred to therein and the two identical bundles of documents collated by or on behalf of the Vendors the outside covers of each of which have been signed for identification by or on behalf of the Vendors and the Purchaser;

     "Disclosure Letter"            the  letter  described  as such of even date
                                    herewith addressed by the Vendors to the Purchaser;



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



     "Encumbrance"                  any   interest   or  equity  of  any  person
                                    (including  any right to acquire,  option or
                                    right  of   pre-emption)  or  any  mortgage,
                                    charge,     pledge,    lien,     assignment,
                                    hypothecation,   security  interest,   title
                                    retention or any other security agreement or arrangement;

     "Environment"                  any and  all  organisms  (including  without
                                    limitation man and his senses), ecological systems, property and the following media:
                                    air (including without limitation, the air within buildings and the air within other natural or man-made structures made whether above or below ground); water (including without limitation, water under or within land or in drains or sewers and coastal and inland waters); and land (including without limitation, land under water);

     "Environmental Agreements"     any and all  leases  or  licences  or  other
                                    agreements   which  are  binding   upon  the
                                    Company or any of the Subsidiaries but only to the extent that they relate, either wholly or in part, to the protection of the Environment, and/or the prevention of Harm or Damage;

     "Environmental Laws"           any  and   all   laws   including   European
                                    Community  or  European  Union  regulations,
                                    directives  and   decisions;   statutes  and
                                    subordinate    legislation;     regulations,
                                    orders,   ordinances,   Permits,   codes  of
                                    practice,  circulars, guidance notes and the
                                    like;  common law,  local laws and  byelaws;
                                    judgments,   notices,  orders,   directions,
                                    instructions  or  awards  of  any  Competent
                                    Authority applicable to the Property and/or conduct of the Business and which have as a purpose or effect the protection of the Environment, and/or prevention of Harm or Damage and/or the provision of remedies in respect of Harm or Damage;

     "Environmental Liability"      liability (including liability in respect of
                                    Remedial Action) on the part of the Company or any of the Subsidiaries and/or any of their directors or officers or shareholders under Environmental Laws;

     "EPCA"                         the  Employment  Protection  (Consolidation)
                                    Act 1978;

     "Escrow Agreement"             the escrow  agreement to be made between the
                                    Vendors, the Purchaser,  Mundays and Cameron
                                    McKenna in the agreed terms;

     "Event" any payment, transaction, act, omission or occurrence of whatever nature whether or not the Company or the Purchaser is a party thereto and including:-

                                    (a)    the  execution of this  Agreement and
                                           completion  of the sale of the Shares
                                           to the Purchaser; and

                                    (b)    the  death  of  any  person  being  a
                                           Vendor or connected with a Vendor;

                                    and references to an Event occurring on or before Completion shall include an Event deemed, pursuant to any Taxation Statute, to occur or be treated or regarded as occurring on or before Completion;

     "FA"                           Finance Act;

     "Filing Date"                  each date on which a registration  statement
                                    or an amendment thereto is filed by the Purchaser with the SEC, and including the date on which the registration statement is declared effective by the SEC and the date of Completion;

     "Financial Year"               a Financial Year within the meaning ascribed
                                    to such expression by section 223, CA 85;

     "GAAP" Accounting Standards, the legal principles set out in schedules 4 and 4A to CA 85, rulings and abstracts of the urgent issues task force of the ASB and guidelines, conventions, rules and procedures of accounting practice in the United Kingdom which are regarded as permissible by the ASB;

     "Group"                        together the Company and the Subsidiary;

     "Harm or Damage"               harm or damage to or other interference with
                                    the Environment;

     "Hazardous Matter"             any  and all  matter  (whether  alone  or in
                                    combination with other matter) which may or is liable to cause Harm or Damage;

     "Holding Company"              a  Holding   Company   within  the   meaning
                                    ascribed to such expression by sections 736 and 736A, CA 85;

     "Intellectual Property"        Patent Rights,  Know How,  Copyright,  Trade
                                    Marks, Software and IP Materials;

     "Intellectual Property
     Agreements"                    agreements  or   arrangements   relating  to
                                    Intellectual   Property   owned,   used   or
                                    exploited by the Company or any of the Subsidiaries;

     "IP Materials"                 all  documents,   records,   tapes,   discs,
                                    diskettes and any other materials whatsoever containing Copyright works, Know How or Software;

     "ITA"                          the Inheritance Tax Act 1984;

     "Know How"                     trade  secrets  and  confidential   business
                                    information  including  customer  lists  and
                                    pricing   policy;   sales   targets,   sales
                                    statistics,    market   share    statistics,
                                    marketing  surveys  and  reports;  marketing
                                    research;  unpatented  technical  and  other
                                    information including
                                    inventions,   discoveries,   processes   and
                                    procedures,   ideas,   concepts,   formulae,
                                    specifications,  procedures for  experiments
                                    and tests and results of experimentation and
                                    testing;  information comprised in Software;
                                    together  with all common  law or  statutory
                                    rights  protecting the same including by any
                                    action  for  breach  of  confidence  and any
                                    similar  or  analogous  rights to any of the
                                    foregoing  whether  arising or granted under
                                    the   law   of    England   or   any   other
                                    jurisdiction;

     "Loan Notes"                   the   (pound)850,000   nominal   convertible
                                    secured loan notes issued by the Company as constituted by a deed dated 21st October
                                    1996;

     "Losses" actions, proceedings, losses, damages, liabilities, claims, costs and expenses including fines, penalties, clean-up costs, legal and other professional fees;

     "Management Accounts"          the  management  accounts  of the Company as
                                    at, and for the nine month period ended on, 30 September 1997, a copy of which has been signed for identification purposes on behalf of the Vendors and the Purchaser;

     "Nasdaq"                       the  Nasdaq  National  Market  System or the
                                    Nasdaq   Small  Cap  Market  in  the  United
                                    States;

     "Offer Price"                  the  price  per  share,  at which  shares of
                                    common stock of the Purchaser are sold by the Company pursuant to the Public Offering;

     "Patent Rights"                patent   applications  or  patents,   author
                                    certificates, inventor certificates, utility
                                    certificates, improvement patents and models
                                    and  certificates of addition  including any
                                    divisions,     renewals,      continuations,
                                    refilings,            confirmations-in-part,
                                    substitutions, registrations, confirmations, additions, extensions or reissues thereof and any similar or analogous rights to any of the foregoing whether arising or granted under the law of England or any other jurisdiction;

     "Permits"                      any and  all  licences,  consents,  permits,
                                    authorisations  or the like,  made or issued
                                    pursuant  to  or  under,   or  required  by,
                                    Environmental   Laws  in   relation  to  the
                                    carrying on of the Business at the Property;

     "Preference Shares"            the 'A'  preference  shares of (pound)1 each
                                    and the 'B' preference shares of (pound)1 each in the capital of the Subsidiary;

     "Proceedings"                  any  proceeding,  suit or action arising out
                                    of or in connection with this Agreement;

     "Properties"                   the  properties  of which short  particulars
                                    are set out in schedule 3 and the expression
                                    "Property" shall mean,
                                    where the context so admits, any one or more of such properties and any part or parts thereof;

     "Public Offering"              the proposed  initial public offering by the
                                    Purchaser of shares of its common stock in the United States

     "Purchaser's Group"            the Purchaser and its Affiliates;

     "Purchaser's Solicitors"       Cameron   McKenna   of  Mitre   House,   160
                                    Aldersgate Street, London EC1A 4DD;

     "Purchaser's Warranties"       the  warranties  set  out  in  clause  8 and
                                    schedule 6;

     "Remedial Action"              (i)    preventing,    limiting,    removing,
                                    remedying,  cleaning-up, abating, containing
                                    or  ameliorating  the  presence or effect of
                                    any  Hazardous  Matter  in  the  Environment
                                    (including     without     limitation    the
                                    Environment  at the  Property  and/or at the
                                    Further   Property)  or  (ii)  carrying  out
                                    investigative work and obtaining legal and other professional advice as is reasonably required in relation to (i);

     "RTPA"                         Restrictive Trade Practices Act 1976;

     "Service Agreements"           the service agreements to be entered into by
                                    each of Peter Furlonge,  Colin Kirven,  John
                                    Ablett and Marie Ridgeon and the Company in the agreed terms;

     "Service Document"             a writ,  summons,  order,  judgment or other
                                    process  issued out of the courts of England
                                    and   Wales   in    connection    with   any
                                    Proceedings;

     "SEC"                          the US Securities and Exchange Commission;

     "Shares"                       together  the A  Ordinary  Shares  and the B
                                    Ordinary Shares;

     "Software"                     any and all computer programs in both source
                                    and object code form, including all modules,
                                    routines  and  sub-routines  thereof and all
                                    source  and  other  preparatory   materials,
                                    relating     thereto      including     user
                                    requirements,  functional specifications and
                                    programming      specifications,      ideas,
                                    principles,      programming      languages,
                                    algorithms,   flow  charts,   logic,   logic
                                    diagrams, orthographic representations, file
                                    structures,   coding   sheets,   coding  and
                                    including any manuals or other documentation
                                    relating  thereto  and  computer   generated
                                    works;

     "SSAP" a statement of standard accounting practice or financial reporting standard in force at the date hereof as issued by the Institute of Chartered Accountants in England and Wales and adopted by the ASB as an Accounting Standard;

     "Stock Exchange"               the London Stock Exchange Limited;

     "subsidiary"                   a subsidiary  within the meaning ascribed to
                                    such expression by sections 736 and 736A, CA
                                    85;

     "Subsidiary"                   the  subsidiary of the Company named in part
                                    2 of schedule 4;

     "TA 88"                        the Income and Corporation Taxes Act 1988;

     Taxation"                      (a)    all forms of taxation  including  and
                                           without  any  limitation  any charge,
                                           tax, duty, levy, impost,  withholding
                                           or   related    liability    wherever
                                           chargeable  imposed  for  support  of
                                           national,  state, federal,  municipal
                                           or local  government  and  whether of
                                           the UK or any other jurisdiction; and

                                    (b)    any   penalty,    fine,    surcharge,
                                           interest, charges or costs payable in
                                           connection  with any taxation  within
                                           (a) above;

     "Taxation Authority"           the  Inland   Revenue,   Customs  &  Excise,
                                    Department of Social Security and any other, governmental, or other authority whatsoever competent to impose any Taxation whether in the United Kingdom or elsewhere;

     "Taxation Statute"             any directive,  statute,  enactment,  law or
                                    regulation  wheresoever  enacted  or issued,
                                    coming into force or entered into  providing
                                    for  or  imposing  any  Taxation  and  shall
                                    include  orders,  regulations,  instruments,
                                    bye-laws  or other  subordinate  legislation
                                    made under the relevant statute or statutory
                                    provision   and  any   directive,   statute,
                                    enactment,   law,   order,   regulation   or
                                    provision     which     amends,     extends,
                                    consolidates or replaces the same or which has been amended, extended, consolidated or replaced by the same;

     "Tax Warranties"               the warranties set out in part 2 of schedule
                                    5;

     "TCGA"                         the Taxation of Chargeable Gains Act 1992;

     "TMA"                          the Taxes Management Act 1970;

     "Trade Marks"                  trade  or  service  mark   applications   or
                                    registered    trade   or   service    marks,
                                    registered protected designations of origin,
                                    registered   protected  geographic  origins,
                                    refilings,  renewals  or  reissues  thereof,
                                    unregistered  trade or service marks, get up
                                    and company  names in each case with any and
                                    all  associated  goodwill  and all rights or
                                    forms  of   protection   of  a  similar   or
                                    analogous   nature  including  rights  which
                                    protect goodwill whether arising or granted under the law of England or of any other jurisdiction;

     "Trade Union"                  as defined in section 1, TULRCA;

     "TULRCA"                       the  Trade   Union  and   Labour   Relations
                                    (Consolidation) Act 1992;

     "TUPE" the Transfer of Undertakings (Protection of Employment) Regulations 1981;

     "VAT"                          value added tax;

     "VATA"                         the Value Added Tax Act 1983;

     "Vendor's Accountants"         Rothman  Pantall of Bank  House,  1-7 Sutton
                                    Court Road, Sutton, Surrey;

     "Vendors' Solicitors"          Mundays  of  Crown   House,   Church   Road,
                                    Claygate, Esher, Surrey KT10 0LP;

     "Vendors' Warranties"          the  warranties  set  out  in  clause  7 and
                                    schedule 5;

     "in the agreed terms"          in the  form  agreed  between  the  Vendors'
                                    Solicitors  and the  Purchaser's  Solicitors
                                    and    signed    for   the    purposes    of
                                    identification by or on behalf of each party.

1.2 Unless the context otherwise requires words denoting the singular shall include the plural and vice versa, references to any gender shall include all other genders and references to persons shall include bodies corporate, unincorporated associations and partnerships in each case whether or not having a separate legal personality. References to the word "include" or "including" are to be construed without limitation.

1.3 References to recitals, schedules and clauses are to recitals and schedules to and clauses of this Agreement, unless otherwise specified and references within a schedule to paragraphs are to paragraphs of that schedule unless otherwise specified.

1.4 References in this Agreement to any statute, statutory provision or EC Directive include a reference to that statute, statutory provision or EC Directive as amended, extended, consolidated or replaced from time to time (whether before or after the date of this Agreement) and include any order, regulation, instrument or other subordinate legislation made under the relevant statute, statutory provision or EC Directive.

1.5 References to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include that which most approximates in that jurisdiction to the English legal term.

1.6    Any  reference  to  "writing"  or  "written"   includes   faxes  and  any
       non-transitory form of visible reproduction of words.

1.7    References to the Vendors are to each of them severally.

1.8 In schedule 5, (save for paragraph 4.1), references to the Company shall be deemed to include a corresponding reference to the Subsidiary to the intent that (save as aforesaid) the Vendors' Warranties are given in respect of the Subsidiary as well as the Company.

1.9 References to times of the day are to London time and references to a day are to a period of 24 hours running from midnight to midnight.

2.     Condition

2.1 Subject to clause 2.3, this Agreement is subject to and conditional upon:-

       2.1.1  the closing of the Public Offering;

       2.1.2 either: (a) the grant of a lease of the property situate at 29-33 Choumert Grove, London, SE15, 4RB to a company to be formed by the Vendors and the grant of an underlease for a term of five years from Completion to the Company; or (b) the grant to the Company of a lease of the said property for a term of five years from the date of Completion, and such underlease or lease as referred to in sub-clauses (a) and (b) of this clause 2.1.2 shall be in the agreed terms (subject to such variations as shall be agreed by the parties hereto), provided that if an underlease is granted to the Company the Company shall be under no obligation to the superior landlord of the said property to observe and perform obligations any more onerous then those contained in the underlease and shall not be required to enter into any direct covenants with the superior landlord and the Vendors hereby undertake (if such an underlease is to be granted) to obtain by Completion the unqualified consent and licence of the superior landlord to the grant of such underlease and each of the parties hereto shall use all reasonable endeavours to obtain by Completion an order of the relevant County Court authorising the exclusion of the provisions of sections 24 to 28 inclusive of the Landlord and Tenant Act 1954 in relation to the said lease or underlease;

       2.1.3 each of the persons referred to in schedule 10 providing certificates in the form requested by schedule 10 and a director of the Company providing the certificates required on each Filing Date pursuant to clause 7.9 (with the certificate to be provided on the date of Completion to be in the same form as the certificate provided on the date on which the Purchaser's registration statement has declared effective);

       2.1.4 the Preference Shares having been acquired by the Company for a nominal sum and all dividends Disclosed as payable in respect of such shares having been paid;


       2.1.5 the termination of service agreements or consultancy agreements with Peter Furlonge, Ralph Elman and George Harvey without any payment of compensation other than payments in accordance with the terms of such agreements as Disclosed, and each such person having confirmed that they have no outstanding claims against the Company;

       2.1.6 the repayment to David Boulton (together with all accrued interest thereon) of all amounts outstanding on the loan notes issued to him by the Company in October 1996;

       2.1.7 the production to the Purchaser of evidence reasonably satisfactory to the Purchaser that the matters identified in the report of BPIF dated 8 January 1998 have been corrected at a cost to the Group not exceeding (pound)5,000.

2.2 If the conditions in clause 2.1 have not been fulfilled or waived by 30 April 1998 (or by such later date as may be agreed in writing between the Vendors and the Purchaser):

       2.2.1 this Agreement (except for clauses 1, 2, 16 and 21) shall thereupon become null and void; and

       2.2.2 none of the parties shall have any rights against any other party hereunder except in respect of any antecedent breach of any of the provisions of this agreement listed in clause 2.3.

2.3    Notwithstanding  clause 2.1, clauses 2, 3, 4.4, 5.1, 5.7, 6, 7, 8, 9, 10,
       12, 15,  16, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28 and 29  inclusive shall come into force on the execution and exchange of this agreement and the remainder of this agreement shall come into force on the fulfilment and/or waiver of all conditions stated in clause 2.1, provided that the Vendor shall have no liability in respect of the Vendor's Warranties, and the Purchaser shall have no liability in respect of the Purchaser's Warranties, if Completion does not occur.

2.4 The Vendors shall procure that, in fulfilling the conditions set out in clauses 2.1.2, 2.1.4, 2.1.5, 2.1.6 and 2.1.7, the Company and the
       Subsidiary shall incur no cost, expense or liability save as expressly envisaged therein, any cost, expense or liability not so envisaged (including any liability to the landlord of 29-33 Choumert Grove, London SE15 in respect of the period prior to Completion save for rent and other normal outgoings payable in accordance with the terms of the draft lease disclosed to the Vendor and payments in respect of dilapidations not exceeding (pound)12,300) being an "Unanticipated Liability". The Vendors shall use all reasonable endeavours (without incurring undue expense) to procure that each of such conditions is satisfied.

3.     Sale and purchase

3.1 Subject to the terms of this Agreement, each of the Vendors shall severally sell with full title guarantee, that number of Shares set opposite his name in column (2) of schedule 1 and the Purchaser shall purchase such shares together with all rights attaching thereto as at Completion.

3.2    The   Purchaser   shall  be  entitled  to  receive  all   dividends   and
       distributions declared, paid or made by the Company with effect from Completion.

3.3 The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously.

4.     Consideration

4.1 The consideration for the sale of the Shares shall be the sum of USD8,147,500 (Eight million one hundred and forty six thousand five hundred US dollars) to be satisfied:

       4.1.1 by the issue to the Vendors of the Consideration Shares (credited as fully paid); and

       4.1.2 as to the balance of the consideration (being the sum of USD8,147,500 less an amount equal to the Offer Price multiplied by the number of Consideration Shares), by a payment in cash to the Vendors.

4.2 The total consideration receivable by each Vendor, and the number of Consideration Shares to be issued pursuant to clause 4.1.1 to each Vendor, shall be as set opposite their respective names in columns 3 and 4 of schedule 1. The cash sum payable to each Vendor pursuant to clause
       4.1.2 shall be his total consideration as set out in column 3 of schedule 1 less the value, at the Offer Price, of the Consideration Shares to be issued to him as set out in column 4 of schedule 1.

4.3 Any payment made by the Vendors in respect of a breach of any of the Vendors' Warranties or payment under the Deed of Tax Covenant or otherwise under clause 11 shall be and shall be deemed to be pro tanto a reduction in the price paid for the Shares under this Agreement.

4.4 Each of the Vendors hereby waives all rights of pre-emption or other rights over any of the Shares conferred on him either by the articles of association of the Company or in any other way.

5.     Completion

5.1 Subject as provided in clause 5.4, Completion shall take place at the offices of the Purchaser's Solicitors (or as otherwise agreed between the parties) immediately following fulfilment of the Conditions or at such other place and/or on such other date as may be agreed in writing between the Purchaser and the Vendors time being of the essence.

5.2    At Completion:-

       5.2.1 the Vendors shall deliver to the Purchaser each of the documents listed in part 1 of schedule 7;

       5.2.2 the Vendors shall procure that all necessary steps are taken properly to effect the matters listed in part 2 of schedule 7 by resolutions of the Board of Directors of the Company and the Subsidiary and shall deliver to the Purchaser duly signed written resolutions or Board Minutes as appropriate.

5.3 Subject to the Vendors complying with their obligations under clause 5.2 the Purchaser shall at Completion:-

       5.3.1 pay the cash element of the consideration for the Shares (being the sum payable pursuant to clause 4.1.2) (less the amounts to be deducted and paid pursuant to clause 11.1) by way of electronic transfer for same day value to such account as may be notified to the Purchaser by the Vendors at least 3 business days prior to Completion, and payment to such account shall be an effective discharge of the Purchaser's obligation to pay such sum and the Purchaser shall not be concerned to see to the application or be answerable for the loss or misapplication of such sums;

       5.3.2 deliver to the Vendors a counterpart Deed of Tax Covenant duly executed by the Purchaser;

       5.3.3 deliver to Peter Furlonge, Colin Kirven, John Ablett and Marie Ridgeon a counterpart Service Agreement duly executed by the Company;

       5.3.4 cause a board meeting or a meeting of a duly authorised committee of the Purchaser to be held at which the Consideration Shares shall be issued to the relevant Vendors, or to such persons as the Vendors shall direct, in accordance with clause 4, credited as fully paid up, and the Vendors entered in the register of members as the holders thereof and the Purchaser shall cause to be delivered to the Vendors' Solicitors definitive certificates in respect of the Consideration Shares.

5.4 If in any respect material to the Purchaser the provisions of clause 5.2 and schedule 7 are not complied with on the date of Completion applicable under clause 5.1, the Purchaser shall not be obliged to complete this Agreement and may:-

       5.4.1 defer Completion to a date not more than twenty-eight days after the date set by clause 5.1 (and so that the provisions of this clause 5.4 shall apply to Completion as so deferred); or

       5.4.2 proceed to Completion so far as practicable and without prejudice to its rights under this Agreement; or

       5.4.3 rescind this Agreement without prejudice to its rights and remedies under this Agreement; or

       5.4.4 waive all or any of the requirements contained in clause 5.2 at its discretion.

5.5 If on or prior to Completion the Purchaser becomes aware that either the revenues or the post-tax profits (having added back any provision for taxation relating to the payment of (pound)200,000 to Mr Boulton's pension scheme in October 1996) of the Company for the five month period from 1 October 1997 to 28 February 1998 (inclusive) are at least 17.5% less than the amount projected for revenues or (as the case may be) post-tax profits for such five month period (as contained in the Projections in the agreed terms), the Purchaser shall not be obliged to complete this Agreement and may rescind this Agreement.

5.6 The Vendors shall indemnify the Purchaser and keep the Purchaser indemnified against any Losses it may suffer or incur as a result of any document delivered to it pursuant to this clause 5 or schedule 7 being unauthorised, invalid or for any other reason ineffective for its purpose.

5.7 The Purchaser shall give to the Vendors as much advance notice of the date on which the Public Offering is expected to close as is practicable. A pre-closing meeting shall be held on such date (not being earlier than 7 days prior to the expected closing date) as the Purchaser may request by not less than 2 business days' notice in order to demonstrate to the reasonable satisfaction of the Purchaser that the Conditions (other than the condition relating to the Public Offering) and the obligations at Completion of the Vendors have been or will at Completion be fulfilled.

6.     Conduct of Business pending Completion

6.1 Each of the Vendors hereby undertakes to the Purchaser that in the period prior to Completion:-

       6.1.1 the Business will be carried on as a going concern in the normal course;

       6.1.2 no physical assets of the Company or of the Subsidiary shall be removed from any of the Properties save in the ordinary course of normal day to day trading;

       6.1.3 they will use their best endeavours to maintain the trade and trade connections of the Group;

       6.1.4 all debts which the Company or the Subsidiary incurs in the normal course of the business will be settled within the usual periods of credit normally taken by the Company;

       6.1.5 it shall promptly give to the Purchaser full details of any material changes in the Business, financial position and/or assets of the Group;

       6.1.6 the Company and the Subsidiary shall maintain in force policies of insurance with limits of indemnity at least equal to, and otherwise on terms no less favourable than, those policies of insurance currently maintained by the Company and the Subsidiary;

       6.1.7  neither the Company nor the Subsidiary shall:-

            (a) enter into, modify or agree to terminate any contract, lease or long term commitment (other than in the ordinary course of business or as envisaged by the Company's existing budget) which involves expenditure in money or money's worth in excess of (pound)25,000 on any such individual contract, lease or long-term commitment;

            (b)   incur  any  capital   expenditure   (other  than   expenditure
                  envisaged by the Company's existing budget) in excess of (pound)25,000 on any individual item;

            (c) appoint or employ any new employees at an annual salary or rate of remuneration in excess of (pound)50,000 or appoint any new consultants whatsoever or revise any existing arrangements with consultants already appointed by the Company;

            (d) alter materially, or agree to alter materially, the terms and conditions of employment (including benefits) of any of its employees, and no Vendor shall induce or endeavour to induce any of such employees to terminate their employment prior to Completion;

            (e) dispose of any material assets used or required for the operation of the Business (otherwise than in the ordinary course of business) or enter into any other transaction otherwise than in the ordinary course of business;

            (f) create any Encumbrance over its assets or undertaking nor, otherwise than in the ordinary course of the Business, give any guarantees or indemnities in respect of any third party;

            (g) institute, settle or agree to settle any legal proceedings relating to the Business, save for debt collection in the ordinary course of business;

            (h) pay any fee or other amount to any Vendor, save for salary, related benefits and other payments made in accordance with existing contractual agreements which have been Disclosed;

            (i) incur any liabilities to any Vendor and no Vendor shall incur any liabilities to the Company or the Subsidiary, other than liabilities incurred in the ordinary course of trading pursuant to existing contractual agreements which have been Disclosed;

              provided that the Vendors and the Group shall be entitled to do any of the things specified in this clause 6.1 with the prior written consent of the Purchaser such consent not to be unreasonably withheld or delayed and provided further that if within 14 days of being required to give its written consent in respect of any matters specified in clauses 6.1.7(a) and 6.1.7(b) the

              Purchaser   does  not  notify  the   Vendors  in  writing  of  its
              disagreement to such matters, the Purchaser shall be deemed to have consented to the Vendors undertaking such matters.

6.2    The Vendors shall:-

       6.2.1 procure that in the period prior to Completion the Company and the Subsidiary shall provide the Purchaser and its representatives with full access to all records of the Business (and to such other information and records as the Purchaser may reasonably require in connection with the Public Offering); and

       6.2.2 procure the Vendor's solicitors and the Vendor's Accountants to co-operate with the Purchaser and to provide such information to the Purchaser as may be reasonably requested it being acknowledged that the Purchaser will be required by the rules of the SEC to incorporate information regarding the Company, the Subsidiary and the Business in any registration statement(s) or prospectus(es) filed or published in connection with the Public Offering.

       Any costs incurred by the Company in connection with clause 6.2.2 shall be disregarded for all purposes related to the Vendors' Warranties and for purposes of the calculations for clause 5.5.

6.3 Each Vendor shall provide the Purchaser with such information as it may reasonably require from such Vendor to satisfy legal or regulatory requirements for inclusion in any such registration statement(s) or prospectus(es) to be filed or published by the Purchaser.

6.4 The Vendors shall appoint, with effect from such date as may be specified by the Purchaser until Completion or earlier termination of this Agreement, such person as may be nominated by the Purchaser to act as an additional accountant of the Company (the "Financial Accountant"). The Purchaser shall procure that the Financial Accountant shall remain the employee of the Purchaser during such period, and all reasonable costs incurred by the Company in connection with the employment of the Financial Accountant shall be met in full by the Purchaser.

6.5 The Vendors shall procure that the Group shall use all reasonable endeavours to correct the issues referred to in clause 2.1.7 as soon as practicable after the date hereof.

7.     Vendors' Warranties

7.1 In consideration of the Purchaser agreeing to purchase the Shares on the terms contained in this Agreement each of the Vendors hereby severally:-

       7.1.1 in relation to the Company and the Subsidiary warrants, represents and undertakes to the Purchaser (contracting for itself and as trustee for any successor in title to the Shares) in the terms set out in schedule 5;

       7.1.2 undertakes so far as he is able that (save only as may be necessary to give effect to this Agreement) he shall not, and shall procure (as far as they can) that the Company and the Subsidiary shall not, prior to Completion, do any act or thing or omit to do any act or thing the commission or omission of which would constitute a breach of any of the Vendors' Warranties if they were given at Completion or which would make any of the Vendors' Warranties untrue or inaccurate or misleading if they were so given on the basis that a reference to the actual time of Completion were substituted for any express or implied reference to the time of this Agreement, provided that no Vendor shall be required to prevent any Director of the Company or the Subsidiary from performing properly his obligations as a Director of such company;

       7.1.3 further undertakes to the Purchaser that upon his becoming aware prior to Completion of the impending or threatened occurrence or non-occurrence of any matter event or circumstance (including any omission to act) which would or might reasonably be expected to cause or constitute a breach (or which would have caused or constituted a breach had such event occurred or been know to any of them prior to the date of this Agreement) of any of the Vendors' Warranties or which would or might make any of the Vendors' Warranties inaccurate or misleading or which would or might give rise to a claim under the Deed of Tax Covenant (whether or not then executed) he will promptly given written notice of such event to the Purchaser and if so requested by the Purchaser use his reasonable endeavours promptly to prevent or remedy the same if:-

            (a) the event in question could not reasonably have been avoided or prevented by the Vendors or any of them; and

            (b) the occurrence of the event in question was duly notified in accordance with the foregoing provisions of this clause 7.1.3.

       7.1.4 warrants, represents and undertakes to the Purchaser (contracting for itself and as trustee for any successor in title to the Shares) that as at each Filing Date, the factual or historical information relating to the Company and the Subsidiary as set out in the Agreed Extracts will be accurate in all material respects and will not omit to state any material fact necessary in order to make any of such information not misleading.

7.2 Where any of the Vendors' Warranties are made or given "so far as the Vendors are aware", the knowledge, information and belief of each of the Vendors and the knowledge, information and belief of any one of the Vendors shall be imputed to the remaining Vendors.

7.3 None of the Vendors' Warranties or the Deed of Tax Covenant shall be deemed in any way modified or discharged by reason of any investigation or inquiry made or to be made by or on behalf of the Purchaser, and no information relating to the Company or to the Subsidiary of which the Purchaser has knowledge (actual or constructive) other than by reason of its being Disclosed shall prejudice any claim which the Purchaser shall be entitled to bring or shall operate to reduce any amount recoverable by the Purchaser under this Agreement. The benefit conferred upon the Purchaser by the foregoing provisions of this clause shall be deemed to be also conferred upon the Company and upon the Subsidiary.

7.4 Any information supplied by or on behalf of the Company or on behalf of the Subsidiary (or by any officer, employee or agent of any of them) to the Vendors or their advisers in connection with the Vendors' Warranties, the Deed of Tax Covenant or the information Disclosed in the Disclosure Documents shall not constitute a warranty, representation or guarantee as to the accuracy of such information in favour of the Vendors and the Vendors hereby undertake to the Purchaser to waive any and all claims which they might otherwise have against the Company or the Subsidiary or against any officer, employee or agent of any of them in respect of such claims but so that this shall not preclude any Vendor from claiming against any other Vendor under any right of contribution or indemnity to which he may be entitled.

7.5    Each of the Vendors'  Warranties  set out in the separate  paragraphs  of schedule 5 shall be separate and independent and save as expressly otherwise provided shall not be limited by reference to any other such Warranty.

7.6 The Purchaser has entered into this Agreement upon the basis of and in reliance upon the Vendors' Warranties and the same together with any provision of this Agreement or the Deed of Tax Covenant when executed which shall not have been fully performed at Completion shall remain in force notwithstanding that Completion shall have taken place.

7.7 If it is found on or prior to Completion that any of the Vendors' Warranties as given pursuant to clause 7.1.1 (but subject to paragraph
       2.1 of schedule 8) are in any material respect untrue, misleading, incorrect or unfulfilled or if the Purchaser becomes aware of any material matter or thing which is inconsistent with the same (each, a "Material Claim") or that the Vendors are in material breach of any other term of this Agreement which is material in the context of this sale (including without limitation the provisions of clause 6.1), the Purchaser shall be entitled by notice in writing to the Vendors to rescind this Agreement at any time prior to Completion but failure by the Purchaser to exercise this right shall not constitute a waiver of any such Material Claim or any other rights of the Purchaser arising by reason of any breach of any Vendors' Warranty provided that if the amount of such Material Claim or Claims exceeds (pound)500,000, the Vendors shall be entitled by notice in writing to the Purchaser to rescind this Agreement.

7.8 If it is found on or prior to Completion that any of the Vendors' Warranties, if given on the basis set out in clause 7.1.2, would be in any material respect untrue, misleading, incorrect or unfulfilled or if the Purchaser becomes aware of any material matter or thing which would be inconsistent with the same if given on such basis, and that such matter or thing does not constitute a Material Claim (a "Subsequent Claim"), the Purchaser shall be entitled by notice in writing to the Vendors to rescind this Agreement at any time prior to Completion provided that failure by the Purchaser to exercise this right shall constitute a waiver of any other rights of the Purchaser arising by reason of any such Subsequent Claim.

7.9    For the purposes of clause 7.1.4:

       (a) the Purchaser undertakes to provide the directors of the Company (on behalf of the Vendors) with an appropriate opportunity to review in draft form those sections of any registration statement (or any amendment thereto) which contain information relating to the Company and the Subsidiary, and to make such amendments to those sections as such directors may reasonably require;

       (b) the Vendors undertake to provide comments on such draft sections promptly after receipt thereof;

       (c) for purposes of identification, a director of the Company shall on each Filing Date deliver a certificate in the agreed terms attaching such sections (incorporating any such amendments) and confirming their accuracy, and such sections shall constitute the "Agreed Extracts".

8.     Purchaser's Warranties and Undertakings

8.1 As an inducement for the Vendors to enter into this Agreement, the Purchaser represents, warrants to and undertakes to the Vendors in the terms set out in schedule 6.

8.2 If it is found on or prior to Completion that any of the Purchaser's Warranties are in any material respect untrue, misleading, incorrect or unfulfilled or if the Vendors become aware of any material matter or thing which is inconsistent with the same or that the Purchaser is in material breach of any other term of this Agreement which is material in the context of this sale, the Vendors shall be entitled collectively by notice in writing to the Purchaser to rescind this Agreement at any time prior to Completion but failure to exercise this right shall not constitute a waiver of the Vendors rights in respect thereof or any other rights of the Vendors arising by reason of any breach of any Purchaser's Warranty, provided that if the amount of the Vendor's claim in respect of such matters exceeds (pound)500,000, the Purchaser shall be entitled by notice in writing to rescind this Agreement.

8.3 If it is found on or prior to Completion that any of the Purchaser's Warranties, if given as at Completion, would be in any material respect untrue, misleading, incorrect or unfulfilled or if the Vendors become aware of any material matter or thing which would be inconsistent with the same if given on such basis and that such matter or thing does not fall within Clause 8.2, the Vendors shall be entitled by notice in writing to the Purchaser to rescind this Agreement at any time prior to Completion provided that failure by the Vendors to exercise this right shall constitute a waiver of any other rights of the Vendors arising by reason of any such matter.

8.4 If any claim is made against any of the Vendors under s.135 Finance Act 1994 or any subsequent amending legislation or otherwise the Purchaser shall indemnify and keep indemnified the Vendors against any costs claims demands taxation penalties fines or otherwise in relation to such claim.

8.5 As at the date hereof the Purchaser (for itself and its advisors) hereby confirms that, after review of the Disclosure Documents, it is not actually aware of any breach of any of the Vendors' Warranties or of grounds to make a claim under the Vendors' Warranties.

9.     Limitation of Vendors' Liability

9.1    The liability of the Vendors:-

       9.1.1 in respect of any claim under the Vendors' Warranties save for the Tax Warranties shall be limited as provided in parts 1 and 2 of schedule 8; and

       9.1.2 in respect of any claim under the Tax Warranties shall be limited as provided in parts 1 and 3 of schedule 8.

9.2 Notwithstanding any other provisions of this Agreement, the provisions of this clause 9 and schedule 8 (other than paragraph 3.1 of schedule 8) shall not apply to any claim made against the Vendors in the case of any knowing misstatement, knowing omission, fraud or dishonesty by or on behalf of all or any of the Vendors provided that each Vendor shall be solely responsible for his own fraudulent, dishonest acts or omissions or knowing misstatements or omissions.

9.3 The rights of the Purchaser in respect of a breach of any of the Vendors' Warranties shall not be affected by Completion.

10.    Limitation of Purchaser's Liability

10.1 The liability of the Purchaser in respect of any claim under the Purchaser's Warranties shall be limited as provided in schedule 9;

10.2 Notwithstanding any other provision of this Agreement, the provisions of this clause 10 and schedule 9 shall not apply to any claim made against the Purchaser in the case of any fraud, dishonesty, knowing misstatement or knowing omission by or on behalf of the Purchaser.

10.3 The rights of the Vendors in respect of a breach of any of the Purchaser's Warranties shall not be affected by Completion.

11.    Retention

11.1 Each Vendor undertakes to the Purchaser that the amount specified against their name in column 6 of schedule 1, being part of the consideration which he receives pursuant to clause 4, shall be placed in a deposit account especially established for the purposes of this clause 11.1 in the joint names of the Purchaser's Solicitors and the Vendor's Solicitors (the "Retention Account"). The Purchaser shall accordingly deduct from the consideration otherwise payable by it at Completion such amount in US dollars as is necessary at then current exchange rates to make such payment into such Account, and shall deposit it accordingly . The sum so deposited shall not be withdrawn from the Retention Account or used for any other purpose until the expiry of the first anniversary of this Agreement. Upon the first anniversary of this Agreement, each of the Vendors shall be entitled to receive their Agreed Proportion of the monies in the Retention Account unless any Retention Claims have been made by the Purchaser prior to that date in which event an amount not exceeding the amount of any such Retention Claims shall be retained in the Retention Account until such Retention Claims are agreed or adjudged (whether by determination by the Court or agreement by the parties). As and when the amount of any such Retention Claim is finally agreed or adjudged, the relevant amount shall be paid to the Purchaser. The balance of the moneys held in the Retention Account shall be released to the Vendors in the Agreed Proportions to the extent that the same are not required in relation to outstanding Retention Claims. Any interest accruing or monies in the Retention Account shall be apportioned in the same manner as the principal to which it relates and shall be paid to the relevant Vendor and/or Purchaser at the time at which it receives such principal sum from the Retention Account.

11.2   For purposes of this Clause 11:

       11.2.1 the "Agreed Proportion" of any Vendor is the proportion which his initial deposit into the Retention Account bears to the aggregate of all moneys so deposited; and

       11.2.2 a "Retention Claim" means any Claim, any claim under the Deed of Tax Covenant or any claim under the covenant in clause 11.3 below.

11.3 Each Vendor covenants to pay to the Purchaser on demand an amount equal to its Agreed Proportion of:

     (a) any liability on the part of the Company or the Subsidiary in respect of dilapidations in respect of the Railway Arch, 3 Bermondsey Trading Estate to the extent that such liability exceeds (pound)1,000;

     (b)  any Unanticipated Liability (as defined in clause 2.4 above);

     (c) any liability on the part of the Company or the Subsidiary arising out of:

          (i) the discharge (at any time prior to Completion) of waste water into surface water or foul water sewage systems to the extent that such discharge has been made otherwise than in compliance with applicable Environmental Laws;

          (ii) any failure on the part of the Company (at any time prior to Completion) to comply with the Control of Substances Hazardous to Health Regulations 1994;

     (d) any liability on the part of the Company or the Subsidiary to Dawnay Day Corporate Finance Limited incurred since 31st December 1996 and up to Completion;

     (e) any liability which has been or may be incurred by the Company in connection with the occupation by Redex of the Company's premises at Unit 9, Print Village;

       and any reference in this clause 11.3 to a liability shall extend to any liability, loss or expense (including reasonable legal expenses) provided that such liability shall be reduced by the amount of any tax credit arising to the Company or the Subsidiary by reason of such liability.

11.4   At Completion, each of the Vendors and the Purchaser shall enter into the
       Escrow  Agreement,   and  use  reasonable  endeavours  to  require  their
       respective solicitors also to enter into it.

12.    Protection of goodwill

12.1 As further consideration for the Purchaser agreeing to purchase the Shares on the terms contained in this Agreement and with the intent of assuring to the Purchaser the full benefit and value of the goodwill and connections of the Group each of Peter Furlonge and George Harvey hereby undertakes (binding himself and each of his Affiliates) to the Purchaser (contracting for itself and on behalf of the Company and of each of the Subsidiaries and for any successor in title to the Shares or to part or all of the Business) that (except as directors or employees of the Purchaser, the Company or of any of the Subsidiaries or with the written consent of the Purchaser) neither he nor his Affiliates shall whether on their own behalf or with or on behalf of any person and whether directly or indirectly by any or person or business controlled by him or any Connected Person:-

       12.1.1 for a period of three years from Completion carry on or be employed, engaged, concerned, interested or in any way assist within the United Kingdom in any business which may in any way be in competition with the Business provided that nothing in this clause 12.1.1 shall prevent such Vendors nor any of their Affiliates or Connected Persons from holding for investment purposes only any units of an authorised unit trust and/or not more than three per cent of any class of the issued share or loan capital of any company quoted on a recognised investment exchange (as defined in the Financial Services Act 1986);

       12.1.2 for a period of three years from Completion canvass, solicit or approach or cause to be canvassed, solicited or approached (in relation to a business which may in any way compete with the Business) the custom of any person who at any time during the twelve months preceding Completion shall have been a client or customer of the Company or of any of the Subsidiaries;

       12.1.3 for a period of three years from Completion interfere or seek to interfere or take such steps as may interfere with supplies to the Company and/or any of the Subsidiaries from any suppliers who have been supplying goods or services to the Company or to any of the Subsidiaries for use in connection with the Business at any time during the period of twelve months prior to the date of Completion;

       12.1.4 for a period of three years from Completion offer employment to or employ or offer to conclude any contract of services with employees of the Company or of any of the Subsidiaries or procure or facilitate the making of such an offer by any person, firm or company or entice or endeavour to entice any employees of the Company or of any of the Subsidiaries to terminate their employment with the Company or any of the Subsidiaries;

       12.1.5 at any time after Completion use as a trade or business name or mark or carry on a business under a title containing the word(s) "Roda" or any other word(s) colourably resembling the same; or

       12.1.6 at any time after Completion disclose to any person whatsoever or use to the detriment of the Company or any Subsidiary or otherwise make use of, or through any failure to exercise all due care and diligence cause any unauthorised use of, any Confidential
              Information including Know How relating or belonging to the Company or to any of the Subsidiaries or in respect of which the Company or any of the Subsidiaries is bound by an obligation of confidence to a third party save as required by the Stock Exchange or by law or by any court of competent jurisdiction provided that such restriction shall not extend to any confidential or secret information which may come into the public domain otherwise than through the default of the Vendor.

       Each undertaking contained in this clause 12.1 shall be read and construed independently of the other undertakings herein as an entirely separate and severable undertaking.

12.2   In respect of Peter Furlonge, the restricted periods contained in clauses
       12.1.1 to 12.1.4 shall be substituted by the following restricted periods:-

       12.2.1 in the event that Peter Furlonge's employment under his Service Agreement (as amended from time to time) is terminated by reason of the Company serving notice on Peter Furlonge (otherwise than a notice to terminate in circumstances entitling the Company to terminate summarily), the restricted period shall be three years from Completion, and

       12.2.2 in all other circumstances, the restricted period shall be five years from Completion.

12.3 Notwithstanding the provisions of clause 12.2, Peter Furlonge shall, if he has ceased to be an employee of the Company in the circumstances set out in clause 12.2.1 and a period of at least two years has elapsed from Completion be entitled to seek the written consent of the Purchaser to carry on or be employed, engaged, concerned, interested or in any way assist within the United Kingdom in any business which may in any way be in competition with the Business and such consent shall not be unreasonably withheld or delayed.

12.4 As further consideration for the Purchaser agreeing to purchase the Shares on the terms contained in this Agreement and with the intent of assuring to the Purchaser the full benefit and value of the goodwill and connections of the Group Ralph Elman hereby undertakes to the Purchaser (contracting for itself and on behalf of the Company and of each of the Subsidiaries and for any successor in title to the Shares or to part or all of the Business) that he will not directly or indirectly:

       12.4.1 for the period of twelve months after Completion hold any interest in any business which is or shall be wholly or partly in competition with the Business;

       12.4.2 for the period of twelve months after Completion seek or accept in any capacity whatsoever orders for products or services similar to those provided by the Company or the Subsidiary at any time during the period of twelve months prior to such termination: or

       12.4.3 for the period of twelve months after Completion solicit or seek to entice away from the Company or the Subsidiary any person who is at the date of termination employed by the Company or the Subsidiary as a Director, Manager or Sales Person;

       12.4.4 at any time after Completion disclose to any person whatsoever or use to the detriment of the Company or any Subsidiary or otherwise make use of, or through any failure to exercise all due care and diligence cause any unauthorised use of, any Confidential
              Information including Know How relating or belonging to the Company or to any of the Subsidiaries or in respect of which the Company or any of the Subsidiaries is bound by an obligation of confidence to a third party save as required by the Stock Exchange or by law or by any court of competent jurisdiction provided that such restriction shall not extend to any confidential or secret information which may come into the public domain otherwise than through the default of the Vendor.

       Each undertaking contained in this clause 12.4 shall be read and construed independently of the other undertakings herein as an entirely separate and severable undertaking.

12.5 As further consideration for the Purchaser agreeing to purchase the Shares on the terms contained in this Agreement and with the intent of assuring to the Purchaser the full benefit and value of the goodwill and connections of the Group each of the Vendors (other than Peter Furlonge, George Harvey and Ralph Elman) hereby undertakes (binding himself and each of his Affiliates who is a director of the Company) to the Purchaser (contracting for itself and on behalf of the Company and of each of the Subsidiaries and for any successor in title to the Shares or to part or all of the Business) that (except as directors or employees of the Purchaser, the Company or of any of the Subsidiaries or with the written consent of the Purchaser) neither he nor such Affiliates (if any) shall:-

       12.5.1 for a period of three years from Completion become a director of, or undertake any other direct personal involvement in the management of, any business in the United Kingdom which is in competition with the Business;

       12.5.2 for a period of three years from Completion canvass, solicit or approach or cause to be canvassed, solicited or approached (in relation to a business which may in any way compete with the Business) the custom of any person who at any time during the twelve months preceding Completion shall have been a client or customer of the Company or of any of the Subsidiaries;

       12.5.3 for a period of three years from Completion interfere or seek to interfere or take such steps as may interfere with supplies to the Company and/or any of the Subsidiaries from any suppliers who have been supplying goods or services to the Company or to any of the Subsidiaries for use in connection with the Business at any time during the period of twelve months prior to the date of Completion;

       12.5.4 for a period of three years from Completion offer employment to or employ or offer to conclude any contract of services with employees of the Company or of any of the Subsidiaries or procure or facilitate the making of such an offer by any person, firm or company or entice or endeavour to entice any employees of the Company or of any of the Subsidiaries to terminate their employment with the Company or any of the Subsidiaries;

       12.5.5 at any time after Completion use as a trade or business name or mark or carry on a business under a title containing the word(s) "Roda" or any other word(s) colourably resembling the same; or

       12.5.6 at any time after Completion disclose to any person whatsoever or use to the detriment of the Company or any Subsidiary or otherwise make use of, or through any failure to exercise all due care and diligence cause any unauthorised use of, any Confidential
              Information including Know How relating or belonging to the Company or to any of the Subsidiaries or in respect of which the Company or any of the Subsidiaries is bound by an obligation of confidence to a third party save as required by the Stock Exchange or by law or by any court of competent jurisdiction provided that such restriction shall not extend to any confidential or secret information which may come into the public domain otherwise than through the default of the Vendor.

       Each undertaking contained in this clause 12.5 shall be read and construed independently of the other undertakings herein as an entirely separate and severable undertaking.

12.6 Whilst the undertakings in this clause 12 are considered by the parties to be reasonable in all the circumstances, if any one or more should for any reason be held to be invalid but would have been held to be valid if part of the wording thereof was deleted or the period thereof reduced or the range of activities or area covered thereby reduced in scope, the said undertakings shall apply with such modifications as may be necessary to make them valid and effective.

13.    Loan Notes

13.1 Each of the Vendors hereby undertakes to the Purchaser (to the extent such Vendor holds Loan Notes) that it shall not in the period prior to Completion nor in the period following Completion as specified in Clause 13.2 transfer, convert or redeem its Loan Notes (whether in whole or part); and agrees to waive (and to the extent received, to repay) any sums paid or payable by way of default interest in respect of interest on the Loan Notes not paid on the due date.

13.2 The Purchaser agrees that it shall procure that within 28 days from the date of Completion the Company shall redeem at par (together with accrued interest) all the Loan Notes held by the Vendors as set opposite their respective names in column 5 of schedule 1.

14.    Power of Attorney

       Each of the Vendors hereby, with effect from Completion, irrevocably and unconditionally appoint the Purchaser or any director of the Purchaser as the Purchaser shall direct as the attorney of such Vendor with full powers of substitution in such Vendor's name and on behalf of such Vendor (and to the complete exclusion of any rights such Vendor may have in such regard) lawfully to exercise all voting and other rights and receive all benefits and entitlements which at any time after Completion attach to the Shares of which such Vendor is the registered holder and to transfer and deal with such Shares and such rights, benefits and entitlements and execute such documents under hand or under seal and do such acts and things in connection with the foregoing as the Purchaser shall from time to time fit in all respects as if the Purchaser were the absolute legal and beneficial owner thereof, provided that such power of attorney shall terminate upon registration of the shares in the name of the Purchaser or its nominee and the Purchaser shall use all reasonable endeavours to effect such registration promptly after Completion.

15.    RTPA

15.1 If there is any provision of this Agreement, or of any agreement or arrangement of which this agreement forms part, which causes or would cause this Agreement or that agreement or arrangement to be subject to registration under the RTPA, then that provision shall not take effect until the day after particulars of this Agreement or of that agreement or arrangement (as the case may be) have been furnished to the Director General of Fair Trading pursuant to section 24, RTPA.

15.2 The Purchaser undertakes to furnish such particulars as are referred to in clause 15.1 as soon as is reasonably practicable after the date of this Agreement and within the time limits specified in the RTPA.

16.    Announcements

16.1 No press conference, announcement or other communication concerning Confidential Information or the transactions referred to in this Agreement, or in connection with the Purchaser or otherwise relating to the financial condition or trading or financial prospects of the Purchaser, shall be made or despatched by the Vendors or their agents, employees or advisers to any third party without the prior written consent of the Purchaser save as may be required by any:-

       16.1.1 law;

       16.1.2 existing contractual arrangements; or

       16.1.3 the Stock Exchange or the Panel on Takeovers and Mergers or any other applicable regulatory authority within England or any other jurisdiction to which the Vendors or the Purchaser (as the case may be) are subject where such requirement has the force of law provided such communication shall be made only after consultation with the other party. The Purchaser hereby consents to notification of the sale of the Company to the employees, suppliers and customers of the Business in the agreed terms

16.2 The restrictions contained in this clause shall continue to apply after Completion without limit in time.

16.3 Without prejudice to the provisions of clause 6.2, the Purchaser and each of the Vendors undertake to provide all such information known to him or it or which on reasonable enquiry ought to be known to him or as may reasonably be required by the Vendors or the Purchaser for the purpose of complying with the requirements of law or of any applicable regulatory authority to which either party is subject where such requirement has the force of law.

17.    Implied covenants for title and further assurance

17.1 The Law of Property (Miscellaneous Provisions) Act 1994 ("LPMPA") applies to all dispositions of property made under or pursuant to this Agreement.

17.2 In addition to clause 17.1, the Vendors shall, from time to time on being required to do so by the Purchaser, now or at any time in the future, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the Purchaser as the Purchaser may reasonably consider necessary for giving full effect to this Agreement and securing to the Purchaser the full benefit of the rights, powers and remedies conferred upon the Purchaser in this Agreement at the cost and expense of the Vendors.

18.    Assignment

       No party may assign the benefit of this Agreement whether absolutely or by way of security except in the case of an assignment of all or part to an Affiliate of the Purchaser and provided and so long as it remains an Affiliate (failing which the benefit of this Agreement shall no longer be available to such assignee nor to any assignor) save that a party may assign such benefit absolutely or by way of security to a person other than an Affiliate of the Purchaser with the prior consent in writing of the other such consent not to be unreasonably withheld or delayed and any purported assignment in contravention of this clause shall be ineffective. Without prejudice to the generality of the foregoing, if a new company is established as the holding company of the Purchaser with the intention that the Public Offering be undertaken by such new company in place of the Purchaser, the Purchaser shall be entitled to assign the benefit and the burden of this Agreement to such new company whereupon such company shall thenceforth be treated for all purposes as the Purchaser hereunder, subject to (i) such new company executing a deed of adherence undertaking to be bound by this Agreement in place of the assignor; and (ii) a copy of such deed together with evidence of the establishment of such new company being given to the Vendors.

19.    Remedies cumulative: entire agreement

19.1 The rights, powers and remedies provided in this Agreement or expressly referred to herein are cumulative and do not exclude any rights, powers or remedies provided by law or by any other document other than this Agreement.

19.2 This Agreement together with any documents referred to herein constitutes the whole and only agreement between the parties relating to and supersedes and extinguishes any prior drafts, previous agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing between the parties, in connection with the subject matter hereof. In particular, except for paragraph 1.2 of the Vendors' Warranties, any warranties or representations relating to or connected with any forecasts or projections provided to the Purchaser by the Vendors of the Group are expressly withdrawn and shall have no effect.

19.3 Each of the parties acknowledges that in entering into this Agreement on the terms set out in this Agreement it has not relied on or been induced to enter into this Agreement by any representation, warranty, undertaking, promise or assurance made or given by any other party or any other person, whether or not in writing, at any time prior to the execution of this Agreement other than those expressly set out in this Agreement or the Deed of Tax Covenant.

20.    Waiver, variation and release

20.1 Save as expressly provided herein, no omission to exercise or delay in exercising on the part of any party to this Agreement any right, power or remedy provided by law or under this Agreement shall constitute a waiver of such right, power or remedy or any other right, power or remedy or impair such right, power or remedy. No single or partial exercise of any such right, power or remedy shall preclude or impair any other or further exercise thereof or the exercise of any other right, power or remedy provided by law or under this Agreement.

20.2 Any waiver of any right, power or remedy under this Agreement must be in writing and may be given subject to any conditions thought fit by the grantor. Unless otherwise expressly stated any waiver shall be effective only in the instance and only for the purpose for which it is given.

20.3 No variation to this Agreement shall be of any effect unless it is agreed in writing and signed by or on behalf of each party.

20.4 Any liability to the Purchaser under this Agreement may in whole or in part be released, compounded or compromised or time or indulgence given by the Purchaser in its absolute discretion as regards any of the Vendors under such liability without in any way prejudicing or affecting its rights against any other or others of the Vendors under the same or like liability.

21.    Costs and expense

       Each party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement and other agreements forming part of the transaction. For the avoidance of doubt, the Company shall pay all fees of Mundays properly payable by the Company in respect of work undertaken for the Company (excluding work in respect of the matters referred to in Clause 2.1.2 other than the negotiation of the terms of the 5 year lease).

22.    Payments

       All payments to be made under this Agreement shall be made in full without any set-off or counterclaim and free from any deduction or withholding save as may be required by law in which event such deduction or withholding will not exceed the minimum amount which it is required by law to deduct or withhold and in cases where the payee does not receive a credit for such deduction the payer will simultaneously pay to the payee such additional amounts as will result in the receipt by the payee of a net amount equal to the full amount which would otherwise have been receivable had no such deduction or withholding been required.

23.    Notices

23.1 Any communication to be given in connection with the matters contemplated by this Agreement shall except where expressly provided otherwise be in writing and shall either be delivered by hand or sent by first class pre-paid post. Delivery by courier shall be regarded as delivery by hand.

23.2 Such communication shall be sent to the address of the relevant party referred to in this Agreement or to such other address as may previously have been communicated to the other party in accordance with this clause. Each communication shall be marked for the attention of the relevant person.

23.3   A communication shall be deemed to have been served:-

       23.3.1 if delivered by hand at the address referred to in clause 23.2, at the time of delivery;

       23.3.2 if sent by first class pre-paid post to the address referred to in clause 23.2, at the expiration of two clear days after the time of posting.

       If a communication would otherwise be deemed to have been delivered outside of normal business hours (being 9:30 a.m. to 5:30 p.m. on a Business Day) in the time zone of the territory of the recipient under the preceding provisions of this clause, it shall be deemed to have been delivered at the opening of business on the next Business Day.

23.4 In proving service of the communication, it shall be sufficient to show that delivery by hand was made or that the envelope containing the communication was properly addressed and posted as a first class pre-paid letter.

23.5 A party may notify the other parties to this Agreement of a change to its name, relevant person, or address for the purposes of 23.2 PROVIDED THAT such notification shall only be effective on:-

       23.5.1 the date specified in the notification as the date on which the change is to take place; or

       23.5.2 if no date is specified or the date specified is less than five clear Business Days after the date on which notice is deemed to have been served, the date falling five clear Business Days after notice of any such change is deemed to have been given.

23.6 For the avoidance of doubt, the parties agree that the provisions of this clause shall not apply in relation to the service of Service Documents, but that any notice given in the manner provided by clause 28 shall be deemed to be notice to all of the Vendors.

23.7 Any notice to be given by the Vendors shall be sufficiently given on behalf of them all by at least (but no less than) a majority by numbers thereof and the rights of the Vendors shall be sufficiently exercised or waived on behalf of them if exercised or waived by at least (but no less than) a majority by numbers thereof.

24.    Time of the essence

       Time shall be of the essence of this Agreement as regards any time, date or period mentioned herein. If any such time, date or period (or variation of any of them) is varied in accordance with the provisions of this Agreement, such varied time, date or period shall be of the essence.

25.    Counterparts

25.1 This Agreement may be executed in any number of counterparts and by the parties on different counterparts.

25.2 Each counterpart shall constitute an original of this Agreement but all the counterparts shall together constitute one and the same Agreement.

26.    Agreement to continue in full force and effect

       This Agreement shall, to the extent that it remains to be performed, continue in full force and effect notwithstanding Completion.

27.    Confidentiality

27.1 Each of the Vendors hereby undertakes with the Purchaser that it shall both during and after the term of this Agreement preserve the confidentiality of, and not directly or indirectly reveal, report, publish, disclose or transfer or use for its own or any other purposes Confidential Information except:-

       27.1.1 in the circumstances set out in 27.2 below; or

       27.1.2 to the extent otherwise expressly required or permitted by this Agreement; or

       27.1.3 with the prior consent in writing of the party to whose affairs such Confidential Information relates.

27.2   The circumstances referred to in clause 27.1.1 above are:-

       27.2.1 where the Confidential Information, before it is furnished to the Vendor, is in the public domain; or

       27.2.2 where the Confidential Information, after it is furnished to the Vendor enters the public domain otherwise than as a result of (i) a breach by the Vendor of its obligations in this clause 27 or
              (ii) a breach by the person who disclosed that Confidential Information of his confidentiality obligation and the Vendor is aware of such breach; or

       27.2.3 if  and  to  the  extent  the  Vendor  makes   disclosure  of  the
              Confidential Information to any person:

               (a)  in compliance with any requirement of law; or

               (b) in response to a requirement of the Stock Exchange or the Panel on Take-overs and Mergers or any other applicable regulatory authority to which the Vendor is subject where such requirement has the force of law; or

               (c) in order to obtain tax or other clearances or consents from the Inland Revenue or other relevant taxing or regulatory authorities; or

       27.2.4 to the employees, directors, agents, consultants and professional advisers of the Vendor, in each case on the basis that such disclosee is made fully aware of the obligation of confidence and that such Vendor is responsible for such disclosee's compliance with such obligation;

     PROVIDED THAT any such information  disclosable pursuant to paragraphs (a),
     (b) or (c) shall be disclosed to the extent permitted by law and only after consultation with the other party.

27.3 The restrictions contained in this clause shall continue to apply after the Completion without limit in time.

28.    Agent for service

28.1 Each Vendor irrevocably agrees that any Service Document may be sufficiently and effectively served on it in connection with Proceedings in England and Wales by service on the Vendors' Solicitors, if no replacement agent has been appointed and notified to the Purchaser pursuant to clause 28.4. or on the replacement agent if one has been appointed and notified to the Purchaser.

28.2 Any Service Document served pursuant to this clause shall be marked for the attention of:-

       28.2.1 the Vendors' Solicitors at their address specified in this Agreement or such other address within England and Wales as may be notified to the Purchaser by the Vendors; or

       28.2.2 such other person as is appointed as agent for service pursuant to clause 28.4 at the address notified pursuant to clause 28.4.

28.3 Any document addressed in accordance with clause 28.2 shall be deemed to have been duly served if:-

       28.3.1 left at the specified address, when it is left; or

       28.3.2 sent by first class post, two clear Business Days after the date of posting.

28.4 If the agent referred to in clause 28.1 (or any replacement agent appointed pursuant to this clause 28.4) at any time ceases for any reason to act as such, the applicable Vendor shall appoint a replacement agent to accept service having an address for service in England and Wales and shall notify the Purchaser of the name and address of the replacement agent; failing such appointment and notification, the Purchaser shall be entitled by notice to the Vendor to appoint such a replacement agent to act on the Vendor's behalf.

28.5 A copy of any Service Document served on an agent pursuant to this clause shall be sent by post to the Vendor at its address for the time being for the service of notices and other communications under clause 23, but no failure or delay in so doing shall prejudice the effectiveness of service of the Service Document in accordance with the provisions of clause 28.1.

29.    Governing law and jurisdiction

29.1 This Agreement shall be governed by and construed in accordance with English law.

29.2 The parties to this Agreement irrevocably agree that the courts of England shall have jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and that accordingly any Proceedings may be brought in such courts.

29.3 For the avoidance of doubt, the Vendors expressly and specifically agree and accept the terms of this clause and sign below in recognition of this fact.

AS WITNESS the hands of the parties or their duly authorised representatives on the date first appearing at the head of this Agreement.

                                                             Schedule 1

                                                             The Vendors

(1)                                       (2)                    (3)               (4)                (5)                 (6)
Name and                               Number of                 Total             Number of          Par Value of        Retention
Address                               Shares held                Consideration     Consideration      Loan Notes          Account
                                                                 (USD)             Shares             held ((pound))      ((pound))
                            'A' Ordinary      'B' Ordinary

P L Furlonge                  180,000                --            3,910,800          128,323               --            132,000
Castle Farm
Mountfield
East Sussex
TW32 5JV

R J Elman                          --               952               87,292              624            4,048               2946
1 Bickenhall Mansions
Bickenhall Street
London
W1H 3LF

Stelby Holdings Limited            --            30,000              559,896            3,999          127,500             18,898
P.O. Box 641
1 Seaton Place
St. Helier
Jersey

Central Investments Limited        --           134,286            2,506,208          17,901           570,714             84,591
La Motte Chambers
La Motte Street
St. Helier
Jersey

The Naggar Family Pension          --            30,000              559,896            3,999          127,500             18,898
Scheme
c/o 15 Grosvenor Gardens
London SW1W 0BD

M L Tagliaferri                    --             3,810               71,107              508           16,190              2,400
4 Motcomb Street
London SW1

M D Moriarty      )                --               382                7,130              51             4,048                241
Mrs J Moriarty    )                                 570               10,638              76                --                359
both of
11 Carleton Gardens
Brecknock Road
London
N19 5AQ

G Harvey                       20,000           ___--__              434,533           14,258               --             14,667
George Harvey & Associates
Limited
Mountford House
Britton Street
London EC1M 5NY

TOTAL                         200,000           200,000            8,147,500          169,739          850,000            275,000

                                   Schedule 2

                  Directors of the Company and the Subsidiaries
                  ---------------------------------------------

                                     Company
                                     -------

                               Names of Directors
                               ------------------

                                  P.L. Furlonge
                                    G. Harvey
                                   G.A. Naggar
                                   R.J. Elman


                           Roda Print Concepts Limited
                           ---------------------------

                               Names of Directors
                               ------------------

                                  P.L. Furlonge
                                    G. Harvey
                                   G.A. Naggar
                                   R.J. Elman

                                   Schedule 3

                                 The Properties





                                     Part 1

                                    Freeholds



                                      None

                                     Part 2

                                     Leases

1.   Property:           Unit 9 Print Village Industrial Estate, Peckham

     Date of Lease:      24 October 1997

     Parties to Lease:   (1) Peckham Management Ltd

                         (2) Roda Print Concepts Ltd

     Existing Use:       Storage

     Rent:               (pound)15,000 p.a.

2.   Property:           29-33 Choumert Grove, Peckham

     Date of Lease:      not yet completed

     Parties to Lease:   (1) Mr. R P. Gould, Mr. D. Boulton and Fairmont Trustee
                         Services Ltd

                         (2) Roda Print Concepts Ltd

     Existing Use:       Printing Works

     Rent:               (pound)36,000 p.a.

     Inferior Lease:     28 October 1960 to The London Electricity Board for 37
                         years from 21 June 1960

3.   Property:           Railway Arch 3 Bermondsey Trading Estate, London SE16

     Date of Lease:      26 January 1990

     Parties to Lease:   (1) London & Brighton Estates Ltd

                         (2) Roda Financial Print Ltd

                         (3) Mr. D. Boulton and Mr. R. P. Gould

     Existing Use:       Storage

     Rent:               Not applicable (lease expired)

                                     Part 3

                                      Other

                                      None

                                   Schedule 4

                                     Part 1

                                   The Company

Full Name                    :   Roda Limited

Company No:                  :   03243754

Registered Office:           :   29/33 Choumert Grove, London SE15 4RB

Secretary                    :   Marie Ridgeon

Auditors                     :   Ernst & Young

Tax District and Reference   :   Waterloo 2 District  Ref: 019 80190 27930

                                     Part 2

                                The Subsidiaries

Full Name                    :   Roda Print Concepts Limited

Company No:                  :   0237 3618

Registered Office:           :   29/33 Choumert Grove, London, SE15 4RB

Secretary                    :   Marie Ridgeon

Auditors                     :   Ernst & Young

Authorised Share Capital     :

Issued Share Capital and         (pound)20,000 divided into:   10,000 A ordinary shares of (pound)1 each

                                                               9,946 B ordinary shares of (pound)1 each

                                                               27 A preference shares of (pound)1 each

                                                               27 B preference shares of (pound)1 each

Shareholders                 :   Roda Limited                  100 A ordinary shares

                                                               46 B ordinary shares

                                 Roger Gould                   14 A preference shares

                                                               14 B preference shares

                                 Jennifer Gould                13 A preference shares

                                                               13 B preference shares

Tax District and Reference   :   Waterloo 2 District      Ref: 623 17924 07625

                                   Schedule 5

                             The Vendors' Warranties

                                     Part 1

1.     Preliminary

1.1 The facts set out in the recitals and the schedules and all information contained in the Disclosure Documents are true and accurate in all material respects and not misleading and all information which has been given in writing to the Purchaser or its representatives or professional advisers by the Vendors or by any Director, officer or other official of the Company or by their respective professional advisers or other agents in the course of the negotiations leading to this Agreement was when given and is now true and accurate in all material respects and not misleading.

1.2 The forecasts for 1998 in the agreed terms were prepared in good faith and on the basis of assumptions which were considered with due care by Peter Furlonge and Ralph Elman at the time the forecasts were made, and which have been fully disclosed to the Purchaser.

1.3 So far as the Vendors are aware, having made due and careful enquiry, there is no fact or matter which has not been disclosed which renders any such information untrue, inaccurate or misleading or the disclosure of which might reasonably affect the willingness of a willing purchaser to purchase the Shares on the terms of this Agreement.

1.4 Each Vendor and Covenantor (as defined in the Deed of Tax Covenant) on his own behalf only confirms that he has full power to enter into and perform this Agreement and the Deed of Tax Covenant respectively and this Agreement and the Deed of Tax Covenant constitute binding obligations on him in accordance with their terms.

2.     The Company

2.1 The particulars of the Company and the Subsidiary set out in the recitals and schedule 4 are true and complete.

2.2 The copy of the memorandum and articles of association of the Company which is comprised in the Disclosure Documents is true and complete in all respects and has embodied in it or annexed to it a copy of every such resolution and agreement as is referred to in section 380(4), CA 85 and the Company has at all times carried on its business and affairs in all respects in accordance with its memorandum and articles of association and all such resolutions and agreements.

2.3 So far as the Vendors are aware, having made due and careful enquiry, the Company has complied with the provisions of the Companies Acts and all returns, particulars, resolutions and other documents required to be filed with or delivered to the Registrar of Companies or to any other authority whatsoever by the Company have been correctly and properly prepared and so filed or delivered.

2.4 The Shares constitute the whole of the issued share capital of the Company. Each Vendor (for himself only) confirms that there is no Encumbrance or any form of agreement (including conversion rights and rights of pre-emption) on, over or affecting his Shares or any unissued shares, debentures or other securities of the Company and there is no agreement or commitment to give or create any of the foregoing. No claim has been made by any person to be entitled to any of the foregoing and no person has the right (exercisable now or in the future and whether contingent or not) to call for the issue of any share or loan capital of the Company under any of the foregoing. The shares of the Subsidiary are held and owned as shown in part 2 of schedule 4 free from all encumbrances.

2.5    The Company has not at any time:-

       2.5.1 repaid, redeemed or purchased (or agreed to repay, redeem or purchase) any of its shares, or otherwise reduced (or agreed to reduce) its issued share capital or any class of it or capitalised (or agreed to capitalise) in the form of shares, debentures or other securities or in paying up any amounts unpaid on any shares, debentures or other securities, any profits or reserves of any class or description or passed (or agreed to pass) any resolution to do so; or

       2.5.2 directly or indirectly provided any financial assistance for the purpose of the acquisition of shares in the Company or any holding company of the Company or for the purpose of reducing or discharging any liability incurred in such an acquisition whether pursuant to sections 155 and 156, CA 85 or otherwise.

2.6 The Company has not stopped payment and is not insolvent nor unable to pay its debts according to section 123, Insolvency Act 1986. No order has been made or petition presented or resolution passed for the winding up of the Company and no distress, execution or other process has been levied on any of its assets. No administrative or other receiver has been appointed by any person over the business or assets of the Company or any part thereof, nor has any order been made or petition presented for the appointment of an administrator in respect of the Company.

2.7 No order has been made or petition presented or resolution passed for the winding up of the Company and no distress, execution or other process has been levied on any of its assets.

2.8 Insofar as the Loan Notes have been issued, the same are owned by and registered in the name of the Vendors as indicated in column (5) of schedule 1.

3.     Connected Business

3.1    The Company:-

       3.1.1 is not and has not agreed to become the holder or other owner of any class of any shares, debentures or other securities of any other company (whether incorporated in the United Kingdom or elsewhere) other than the Subsidiary;

       3.1.2 has not agreed to become a subsidiary of any other company or under the control of any group of companies or consortium;

       3.1.3 is not and has not agreed to become a member of any partnership, joint venture, consortium or other unincorporated association other than a recognised trade association or agreement or arrangement for sharing commissions or other income;

       3.1.4 has no branch, place of business or substantial assets outside England and Wales or any permanent establishment (as that expression is defined in any relevant Order in Council made pursuant to section 788, Taxes Act) in any country outside the United Kingdom.

4.     Accounts

4.1    The Accounts:-

       4.1.1 were prepared in accordance with the requirements of all relevant statutes, with good accounting principles and practices generally accepted at the date hereof in the United Kingdom (including the Accounting Standards) for companies carrying on a similar business to the Business and on a basis consistent with preceding accounting periods of the Subsidiary and are true and fair in all material respects;

       4.1.2 disclose a true and fair view of the assets, liabilities and state of affairs of the Subsidiary at the Balance Sheet Date and of its profits for the financial year ended on such date;

       4.1.3 contain full provision or reserve for bad and doubtful debts and for depreciation on fixed assets, which provision or reserve was when made and is now adequate;

       4.1.4 contain proper and adequate reserves or provision for all Taxation, including deferred taxation as defined in SSAP 15 (sufficient provision being made in a deferred taxation account for any corporation tax on chargeable gains and balancing charges that would arise on the sale of all fixed assets at the values attributed to them in the Accounts);

       4.1.5 disclose, note or provide for all liabilities of the Subsidiary which were known, actual or contingent (including contingent liabilities to customers and contingent liabilities for Taxation);

       4.1.6 reflect all the fixed and loose plant and machinery, equipment, furniture, fittings and vehicles used by the relevant company at the Balance Sheet Date and (apart from depreciation in the ordinary course of business) their aggregate value is not less than at the Balance Sheet Date and none has been acquired for any consideration in excess of its net realisable value at the date of such acquisition or otherwise than by way of a bargain at arm's length.

4.2 The basis of valuation for work-in-progress of the Company has remained in all material respects consistent with that adopted for the purpose of the audited accounts of the Subsidiary in respect of the beginning and end of each of the accounting periods of each such company for the last three financial years.

4.3    The Management Accounts:

       4.3.1 have been prepared with due care and on a basis consistent with the accounting principles and practice used in the preparation of the Accounts;

       4.3.2 fairly reflect the assets and liabilities of the Company at, and its profits for the nine month period ended on, 30 September 1997.

4.4 The profits of the Company for the two years ended on the Balance Sheet Date as shown by the Accounts, the Management Accounts and by the audited accounts for previous periods delivered to the Purchaser and the trend of profits shown by them have not (except as Disclosed in them) been affected to a material extent by inconsistencies of accounting practices, by the inclusion of non-recurring items of income or expenditure, by transactions entered into otherwise than on normal commercial terms or by any other factors rendering such profits for all or any of such periods exceptionally high or low.

4.5 All accounts, books, ledgers, financial and other necessary records of whatsoever kind of the Company (including all invoices and other records required for VAT purposes) have been fully, properly and accurately maintained, are in the possession of the Company and contain true and accurate records of all matters including those required to be entered in them by the Companies Acts and no notice or allegation that any of the same is incorrect or should be rectified has been received.

5.     Post-Balance Sheet Date events

5.1    Since the Balance Sheet Date, the Company:-

       5.1.1 has carried on its business in the ordinary and usual course and nothing has been done which would be likely to prejudice the interests of the Purchaser as a prospective purchaser of the Shares;

       5.1.2 has not experienced any deterioration in its financial position or turnover or suffered any material diminution of its assets by the wrongful act of any person and the Company has not had its business or profitability adversely affected by the loss of any important customer or source of supply or by any abnormal factor not affecting similar businesses to a like extent and there are no facts which are likely to give rise to any such effects;

       5.1.3 has not acquired or disposed of or agreed to acquire or dispose of any assets or assumed or incurred or agreed to assume or incur any liabilities (actual or contingent) otherwise than in the ordinary course of business;

       5.1.4 has not declared, made or paid any dividend, bonus or other distribution of capital or income (whether a qualifying distribution or otherwise), and (excluding fluctuations in overdrawn current accounts with bankers) no loan or loan capital of the Company has been repaid in whole or in part or has become due or is liable to be declared due by reason of either service of a notice or lapse of time or otherwise howsoever;

       5.1.5 has not made any change to the remuneration, terms of employment, emoluments or pension benefits of any present or former director, officer or employee of the Company who on the Balance Sheet Date was entitled to remuneration in excess of (pound)50,000 per annum, has not appointed or employed any additional director, officer or employee entitled as aforesaid and has not appointed any new consultant or revised the existing arrangements of any consultants already appointed by the Company;

       5.1.6 has received payment in full of all debts owing to the Company shown in the Accounts (subject to any provision for bad and doubtful debts made in the Accounts), has not released any debts in whole or in part and has not written off debts;

       5.1.7 has not entered into contracts involving capital expenditure in an amount exceeding (pound)25,000 in the aggregate;

       5.1.8 has not become aware that any event has occurred which would entitle any third party to terminate any contract or any benefit enjoyed by it or call in any money before the normal due date therefor;

       5.1.9 has paid its creditors within the times agreed with such creditors and does not have any debts outstanding which are overdue for payment by more than four weeks;

       5.1.10 has not borrowed or raised any money or taken any financial facility (except such short term borrowings from bankers as are within the amount of any overdraft facility which was available to the Company at the Balance Sheet Date) or since the Balance Sheet Date renegotiated or received any notice from any banker that such banker wishes to renegotiate any overdraft facility available to the Company at the Balance Sheet Date;

       5.1.11 has not made any change to its accounting reference date and no accounting period of the Company has ended since the Balance Sheet Date;

       5.1.12 has not made a payment or incurred an obligation to make a payment which will not be deductible in computing trading profits for the purposes of corporation tax or as a management expense of the Company.

6.     Transactions with the Vendors, Directors and Connected Persons

6.1    There is not outstanding:-

       6.1.1 any indebtedness or other liability (actual or contingent) owing by the Company to any Vendor or Director or any Connected Person or owing to the Company by any Vendor, or Director or any Connected Person; or

       6.1.2 any guarantee or security for any such indebtedness or liability as aforesaid.

6.2 There is not outstanding, and there has not at any time during the last six years been outstanding, any agreement, arrangement or understanding (whether legally enforceable or not) to which the Company is a party and in which any Vendor, Director or former director of the Company or any Connected Person is or has been interested whether directly or indirectly.

6.3 The Company is not a party to nor has its profits or financial position during the last six years been affected by any agreement or arrangement which is not entirely of an arm's length nature.

6.4 No Connected Person of any Vendor, Director or former director of the Company is entitled to or has claimed entitlement to any remuneration, compensation or other benefit from the Company.

7.     Finance

7.1 Particulars of all money borrowed by the Company have been Disclosed. The total amount borrowed by the Company from any source does not exceed any limitation on its borrowing contained in the articles of association of the Company or in any debenture or loan stock trust deed or instrument or any other document executed by the Company and the amount borrowed by the Company from each of its bankers does not exceed the overdraft facility agreed with such banker. The Company has no outstanding loan capital other than the Loan Notes.

7.2 All debts owing to the Company are collectable in the ordinary course of business and each such debt will realise in full its face value within three months of its due date for payment. The debts owing to the Subsidiary shown in the Accounts (subject to any provision for bad or doubtful debts made in the Accounts) were paid in full on their due dates.

7.3 Particulars of the balances on all the Company's bank accounts as at a date not more than three days before the date of this Agreement have been Disclosed and the Company has no other bank accounts. Since the date of such particulars there have been no payments out of any such bank accounts except for routine payments which have been Disclosed.

7.4 All unpresented cheques drawn by the Company have been Disclosed and there are no such unpresented cheques drawn otherwise than in the normal course of business.

7.5 Having regard to its existing banking and other facilities, so far as the Vendors are aware, the Company has sufficient working capital for the purpose of continuing to carry on its business in its present form and for the purposes of executing, carrying out and fulfilling in accordance with their terms all orders, projects and contractual obligations which have been placed with or undertaken by the Company.

7.6 The Vendors have Disclosed full details and true and correct copies of all documents relating to all debentures, acceptance lines, overdrafts, loans or other financial facilities outstanding or available to the Company and all Encumbrances to which any asset of the Company is subject. Neither the Vendors nor the Company has done anything whereby the continuance of any such facility or Encumbrance in full force and effect might be affected or prejudiced.

7.7    No grants have been made to the Company in the last six years.

7.8 The Company is not responsible for the indebtedness of any other person and no person other than the Company or a Subsidiary has given any guarantee of or security for any overdraft, loan or loan facility granted to the Company or any Subsidiary.

8.     Property

8.1 The Properties comprise all the land and premises owned, controlled, used or occupied at any time by the Company and/or the Subsidiary and all the rights or interests vested in the Company and/or the Subsidiary relating to any land and premises at the date hereof and the particulars set out in schedule 3 are true and accurate and not misleading.

8.2    The Company has not:-

       8.2.1 surrendered any lease, licence or tenancy to the landlord without first satisfying itself that the landlord had good title to accept such surrender and without receiving from the landlord an absolute release from all liability arising under such lease, licence or tenancy;

       8.2.2 assigned, or otherwise disposed of, any lease, licence or tenancy without receiving a full and effective indemnity from the assignee or transferee in respect of its liability under such lease, licence or tenancy;

       8.2.3 been a guarantor of a tenant's liability under any lease, licence or tenancy;

       8.2.4 assigned or otherwise disposed of any leasehold property in such a way that it retains any other residual liability in respect thereof.

8.3 The Subsidiary has a good title to each of the Properties and has Legal and Beneficial Title to the same.

8.4 The Company has in its possession or unconditionally held to its order all the leases relating to each of the Properties, and there are no material ancillary documents and papers.

8.5 The Properties, the title deeds and documentation relating thereto, and all fixtures and fittings and plant, equipment and other chattels on the Properties, are not to the Vendors' knowledge having made all due searches and enquiries subject to any Encumbrance or overriding interest (as defined in section 70, Land Registration Act 1925) nor is there any person in possession or occupation of or who has or claims any right of any kind in respect of any of the Properties adversely to the estate, interest, right or title therein of the Subsidiary ;

8.6 So far as the Vendors are aware having made all due searches and enquiries there are no rights, interests, covenants, restrictions, reservations, licences or easements nor any disputes or outstanding notices (whether given by a landlord, a local authority or any other person) nor (without prejudice to the generality of the foregoing) any other matters or things which adversely affect the value of the Subsidiary's interest in any of the Properties or the proper use and enjoyment of any of the Properties for the purpose of the business now being carried on at the Properties by the Company and/or the Subsidiary.

8.7 There has been no dealing with any of the Properties otherwise than at arm's length and in particular no dealing at an under-value which may give rise to a claim for improper stamping or setting aside.

8.8 None of the Properties is subject to the payment of any outgoings other than the usual rates and taxes and all sums due to date in respect thereof have been paid.

8.9 No proposal relating to the rateable value of any of the Properties has been determined by the Valuation and Community Charge Tribunal or Land Tribunal and there is no subsisting proposal to challenge the rateable value of any of the Properties.

8.10   Each of the Properties:-

       8.10.1 enjoys access and egress over roads and footpaths which have been adopted by the appropriate highway authority and are maintainable at the public expense;

       8.10.2 drains foul sewage and surface water to public sewers, is served by water, electricity, gas and telephone utilities; and

       8.10.3 so far as the Vendors are aware having made all due searches and enquiries has the benefit of all other easements and rights necessary for its proper use and enjoyment for the purposes of the business now being carried on at the

              Properties by the Company and such easements and rights are held on terms which do not entitle any person to terminate or curtail the same.

8.11 Where the Company or any predecessor in title has sold off or has agreed to sell off land adjoining or near to any of the Properties there were or will be excepted and reserved to the Company all necessary and appropriate easements and other rights for the benefit of the Properties.

8.12 The Company has not entered into any commitment (whether legally binding or not) and the Company is not party to any subsisting agreement with any person or company whereby a fee (including but not limited to an abort fee) will be paid to such person or company in respect of the management, use, development, letting or sale of any of the Properties.

8.13 There are no unpaid charges for the construction or adoption of any road or sewer or other service serving the Property.

8.14 In relation to each of the Properties its existing use is set out in Part I of schedule 3 ("Existing Use").

8.15 To the Vendors' knowledge having made all due searches and enquiries there are no lawfully enforceable restrictions or prohibitions which restrict or prohibit the Existing Use of any of the Properties.

8.16 The Existing Use of each of the Properties is believed by the Vendors (having made all due searches and enquiries) to be the permitted use under the Town and Country Planning legislation (which term includes the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990 and the Planning (Consequential Provisions) Act 1990) and not to be a temporary or personal use.

8.17   Any development (as defined by section 5.5 Town and Country  Planning Act
       1990) carried out in relation to each of the Properties has been lawful and all necessary consents and permissions have been obtained for such development.

8.18 The consents and permissions referred to in paragraph 8.17 are valid, subsisting and are also either unconditional or subject only to conditions which have been satisfied so that nothing further remains to be done thereunder.

8.19 The Company is not aware of any resolution, proposal, order or act made or contemplated for the compulsory acquisition of any of the Properties by the local or any other authority nor any outstanding order, notice or other requirement of any such authority that affects the Existing Use of any of the Properties or involves expenditure in compliance with it nor any other circumstances which may result in any such order or notice being made or served or which may otherwise affect any of the Properties.

8.20 No compensation has been received consequent upon a refusal of any planning permission affecting any of the Properties or the imposition of any restrictions in any such planning permission and no such planning permission is suspended.

8.21 None of the buildings or other structures or erections on any of the Properties have been listed under section 1, Planning (Listed Buildings and Conservation Areas) Act 1990 ("PLBCA") nor so far as the Vendors are aware having made all due searches and enquiries has the relevant local authority authorised the service of any building preservation notice under section 3, PLBCA or any repairs notice under section 48, PLBCA in respect of any of the Properties or any building structure or erection thereon nor so far as the Vendors are aware having made all due searches and enquiries has the relevant local authority made or resolved to make any noise abatement zone order under section 63, Control of Pollution Act 1974 for any of the areas in which any of the Properties are included.

8.22 To the Vendors' knowledge having made all due searches and enquiries, none of the Properties is within an area of archaeological importance nor is any building or erection on any of the Properties a scheduled monument within the meaning set out in the Ancient Monuments and Archaeological Areas Act 1979.

8.23 Where any of the Properties is leasehold, particulars of each lease vested in the Subsidiary are set out in Part 2 of schedule 3 and in relation to each such lease:-

       8.23.1 the Vendors believe that having regard to the title to the relevant property the landlord and all superior landlords had good title to grant the lease and any superior leases respectively;

       8.23.2 the Vendors believe that having regard to the title to the relevant property any consent necessary for the grant of the lease has been obtained;

       8.23.3 no rent reviews are or should be currently under negotiation or the subject of a reference to an expert or arbitrator or the Courts;

       8.23.4 the receipt for the payment of rent which fell due immediately prior to the date hereof is unqualified;

       8.23.5 no notices of any material breaches of any covenants or conditions contained in the lease have been given or received on the part of either the landlord or the Subsidiary and the landlord has not refused to accept rent or made any complaint of breach of covenant;

       8.23.6 no material alterations, improvements or additions have been made to the Property to which the lease relates since the grant of the lease or in respect of all such material alterations, improvements or additions made all necessary consents and approvals have first been obtained;

       8.23.7 sections 24 to 28, Landlord and Tenant Act 1954 have not been excluded;

       8.23.8 no surety has been released either expressly or by implication;

       8.23.9 VAT is not chargeable on the rent or any other payment to be made under the lease and no election has been made by the landlord to waive exemption from VAT in respect of the lease.

8.24 The Company holds each of the Properties subject to any inferior leases referred to in paragraph 8.25 but is otherwise in actual occupation of each of the Properties and no other person is or will be entitled to occupy or use any part of any of the Properties.

8.25 Particulars of each lease, underlease or licence deriving immediately or otherwise out of the interest of the Company are set out in Part 2 of schedule 3 (each such lease, underlease or licence being referred to as an "Inferior Lease"):-

8.26 No part of any of the Properties which are the subject of an inferior lease and intended for occupation is vacant.

8.27 The Company is not aware (having made all due searches and enquiries) of any material breach or allegation of material breach of the requirements of:-

       the Shops Act 1950 and 1965
       the Clean Air Act 1993
       the Construction (Design and Management) Regulations 1995
       the Radioactive Substances Act 1960
       the Factories Act 1961
       the Offices Shops and Railway Premises Act 1963
       the Fire Precautions Act 1971
       the Health and Safety at Work etc Act 1974
       the Control of Pollution Act 1974
       the Food and Environmental Protection Act 1985
       the Planning (Hazardous Substances) Act 1990
       the Environmental Protection Act 1990
       the Water Resources Act 1991
       the Water Industry Act 1991 or
       the Public Health Acts

       or other legislation concerning health, safety or environmental matters or any regulations, orders, notices or directions made under any of such legislation which in any such case affect any of the Properties or any property in the vicinity thereof or anything due thereon.

8.28 Where required a fire certificate has been issued in respect of each of the Properties and, so far as the Vendors are aware (having made due enquiry of appropriate employees of the Group), each of the Properties complies in all respects with current fire regulations and the current requirements of the insurers of the Properties.

8.29 So far as the Vendors are aware, there are no latent or patent defects in the buildings and structures on or comprising Unit 9 Print Village and in the construction of the buildings and its structures on or comprising Unit 9 Print Village or any alterations thereto none of the following materials were used:-

       8.29.1 high alumina cement in structural elements;

       8.29.2 wood wool slabs in permanent formwork to concrete or in structural elements;

       8.29.3 calcium chloride in admixtures for use in reinforced concrete;

       8.29.4 asbestos or asbestos containing products as defined in the Asbestos Regulations 1969 and 1987;

       8.29.5 naturally occurring aggregates for use in reinforced concrete which do not comply with British Standard Specification 882: 1983 and naturally occurring aggregates for use in concrete which do not comply with the provisions of British Standard Specification 8110: 1985;

       8.29.6 urea formaldehyde foam or materials which may release formaldehyde in quantities which may be hazardous with reference to the limits set from time to time by the Health and Safety Executive;

       8.29.7 materials which are generally comprised of mineral fibres either man-made or naturally occurring which have a diameter of 3 microns or less or which contain fibre not sealed or otherwise stabilised to ensure that fibre migration is prevented; or

       8.29.8 any other materials not in accordance with good design standards and good building practice at the time of construction of any such buildings.

9.     Environmental

9.1 The information contained in the environmental review of the Subsidiary which has been Disclosed is accurate and not misleading.

9.2 All Permits which have been disclosed to the Purchaser are in full force and effect and their terms and conditions have been complied with.

9.3 So far as the Vendors are aware, the Company has not during its occupation of the Properties or of any other properties occupied by it acted in material breach of Environmental Law and so far as the Vendors are aware no work, repairs, remedy, construction, or capital expenditure is required under any Environmental Law or in order to carry on lawfully the Business at the Property.

9.4 So far as the Vendors are aware, having made due enquiry of relevant employees of the Company, the Company has not received any notice claim or other communication alleging any actual or potential Environmental Liability.

10.    Other assets

10.1 The Company has legal and beneficial title to all assets of the Company which are included in the Accounts or the Management Accounts or have otherwise been represented as being the property of the Company or which were at the Balance Sheet Date used or held for the purposes of its business and (except for assets disposed of or realised by the Company in the ordinary course of business) the Company retains such title to all such assets free from any Encumbrance, hire or hire purchase agreement or leasing agreement or agreement for payment on deferred terms and all such assets are in the possession and control of the Company and are sited within the United Kingdom.

10.2 The Company has legal and beneficial title to all assets which have been acquired by the Company since the Balance Sheet Date and the same are in the possession and control of the Company and none is the subject of any Encumbrance nor has the Company created or agreed to create any Encumbrance or entered into any factoring arrangement, hire-purchase, conditional sale or credit sale agreement which has not been disclosed and in respect of any such Encumbrance, arrangement or agreement so disclosed there has been no default by the Company in the performance or observance of any of the provisions thereof.

10.3 The plant and machinery (including fixed plant and machinery) and all vehicles and office and other equipment shown in the Accounts or acquired since the Balance Sheet Date or otherwise used in connection with the Business which have not been disposed of in the ordinary course of business:-

       10.3.1 are in good repair and condition and are regularly maintained, fully serviceable and in satisfactory working order; and

       10.3.2 are each capable of doing the work for which they were designed and/or purchased and will each be so capable (subject to fair wear and tear) during the period of time over which the value of such assets will be written down to nil in the accounts of the Company.

11.    Insurance

11.1 All the assets of the Company which are of an insurable nature are and have at all material times been fully insured to their full replacement value with a well established and reputable insurer against fire and all other risks normally insured against by companies carrying on similar businesses or owning property of a similar nature to those of the Company and the Company is and has at all material times been adequately covered against all legal liability and risks normally insured against by such companies (including liability to employees or third parties for personal injury or loss or damage to property, product liability and loss of profit).

11.2 Particulars of all policies of insurance of the Company now in force have been disclosed and such particulars are true and correct and all premiums due on such policies have been duly paid and all such policies are valid and in force. So far as the Vendors are aware there are no circumstances which might lead to any liability under such insurance being avoided by the insurers or the premiums being increased. There is no claim outstanding under any such policies and there are no circumstances likely to give rise to a claim.

12.    Litigation

12.1   The  Company  is  not  now  engaged  in  any  litigation  or  arbitration proceedings and there are no lawsuits or arbitration proceedings threatened by or against the Company or any person for whose acts or defaults the Company may be vicariously liable.

12.2 There is no matter or fact in existence known to the Vendors having made due and careful enquiry of the directors of and senior management of the Company which might give rise to any legal proceedings or arbitration involving the Company including any which might form the basis of any criminal prosecution against the Company.

12.3 The Company has not been notified of any injunction order or judgment given by any court or governmental agency which is still in force and has not given any undertaking to any court or to any third party arising out of any legal proceedings.

13.    Licences

13.1 The Company has all necessary licences (including statutory licences), permits, consents and authorities (public and private) for the proper and effective carrying on of the Business and in the manner in which the Business is now carried on and all such licences, permits, consents and authorities are valid and subsisting and the Vendors know of no reason why any of them should be suspended, cancelled or revoked whether in connection with the sale to the Purchaser or otherwise.

13.2 The Company has registered or applied to register all registrable personal data held by it and all due and requisite fees in respect of the Company's registrations under the Data Protection Act 1984 have been paid. The details contained in such registrations or applications to register are correct, proper and suitable for the purpose(s) for which the Company holds or uses the personal data which are the subject of such registrations or applications to register, and the contents of all such registrations or applications to register have been made available to the Purchaser. All personal data held by the Company has been held in accordance with the data protection principles and there has been no unauthorised disclosure of personal data held by the Company. There are no outstanding enforcement, deregistration or transfer prohibition notices or any other nature of notice under the Data Protection Act 1984 currently outstanding against the Company, nor is there any outstanding appeal against such notices nor is the Company aware of any circumstances which may give rise to the giving of any such notices to the Company. There are no unsatisfied requests to the Company made by data subjects in respect of personal data held by the Company, nor any outstanding applications for rectification or erasure of personal data. There are no outstanding claims for compensation for inaccuracy, loss or unauthorised disclosure of personal data nor is any personal data held by the Company inaccurate nor has the Company lost or made any unauthorised disclosure of any such data. Without prejudice to the specific provisions above, the Company and its employees have complied in all respects with the requirements of the Data Protection Act 1984.

14.    Trading

14.1 There are in force no powers of attorney given by the Company other than to the holder of an encumbrance solely to facilitate its enforcement nor any other authority (express, implied or ostensible) given by the Company to any person to enter into any contract or commitment or do anything on its behalf other than any authority of employees to enter into routine trading contracts in the normal course of their duties.

14.2 The acquisition of the Shares by the Purchaser or compliance with the terms of this Agreement will not:-

       14.2.1 so far as the Vendors are aware cause the Company to lose the benefit of any right or privilege it presently enjoys or cause any person who normally does business with the Company not to continue to do so on the same basis as previously;

       14.2.2 relieve any person of any obligation to the Company (whether contractual or otherwise) or legally entitle any person to determine any such obligation or any right or benefit enjoyed by the Company or to exercise any right whether under an agreement with or otherwise in respect of the Company;

       14.2.3 conflict with or result in the breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Company is now a party or any loan to or mortgage created by the Company or of its memorandum or articles of association;

       14.2.4 result in any present or future indebtedness of the Company becoming due and payable or capable of being declared due and payable prior to its stated maturity;

       14.2.5 so far as the Vendors are aware cause any director, officer or senior employee of the Company to leave employment;

       14.2.6 conflict with, violate or result in a breach of any law, regulation, order, decree or writ applicable to the Company, or entitle any person to receive from the Company any finder's fee, brokerage or other commission;

              and so far as the Vendors are aware the attitude or actions of clients, customers and suppliers with regard to the Company will not be prejudicially affected thereby.

14.3 The Company is not and has not been party to or directly or indirectly concerned in any agreement, arrangement, understanding or practice (whether or not legally binding) or in the pursuit of any course of conduct which is:-

       14.3.1 registrable under the RTPA or capable of giving rise to an investigation by the Director-General of Fair Trading or a reference to the Monopolies and Mergers Commission;

       14.3.2 in contravention or breach of The Treaty of Rome 1957, the Fair Trading Act 1973, the RTPA, the Competition Act 1980, or any regulations, orders, notices or directions made thereunder; or

       14.3.3 is otherwise registrable, unenforceable or void or renders the Company or any of its officers liable to administrative, civil or criminal proceedings under any anti-trust, trade regulation or similar legislation in any jurisdiction where the Company carries on business.

14.4 The Company is not and has not been a party to any agreement, arrangement, understanding or practice restricting the freedom of the Company to provide and take goods and services by such means and from and to such persons and into or from such place as it may from time to time think fit.

14.5 All title deeds and agreements to which the Company is a party and all other documents owned by, or which ought to be in the possession of, or held unconditionally to the order, of the Company are in the possession of the Company.

14.6 The Company does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

14.7 The Company does not use on its letterhead, books or vehicles or otherwise carry on the Business under any name other than its corporate name or a shortened version thereof.

14.8 Neither the Company nor any officer has been prosecuted for any criminal, illegal or unlawful act connected with the Company.

15.    Contracts

15.1 There are no long term contracts (i.e. contracts not terminable by the Company without penalty on six months' notice or less) or onerous or unusual or abnormal contracts (i.e. contracts for capital commitments or contracts differing from those necessitated by the ordinary course of business) binding upon the Company, nor is the Company a party to any contract which contains any onerous or other provision material for disclosure to an intending purchaser of the Shares.

15.2 All contracts to which the Company is a party as are material have been disclosed and the Company is not a party to or subject to any agreement, transaction, obligation, commitment, understanding, arrangement or liability which:-

       15.2.1 is incapable of complete performance in accordance with its terms within six months after the date on which it was entered into or undertaken;

       15.2.2 is likely to result in a loss to the Company on completion of performance;

       15.2.3 cannot readily be fulfilled or performed by the Company on time and without undue or unusual expenditure of money and effort;

       15.2.4 is a contract for the supply of goods or services (other than contracts for the supply of electricity or normal office services) in excess of (pound)25,000 per individual contract;

       15.2.5 requires the Company to pay any commission, finder's fee, royalty or the like; or

       15.2.6 is in any way otherwise than in the ordinary and proper course of the Company's business.

15.3 The terms of all contracts of the Company have been complied with by the Company and by the other parties to the contracts in all respects and there are no circumstances likely to give rise to a default by the Company or (so far as the Vendors' are aware) by the other parties under any such contract.

15.4 The Company has no knowledge of the invalidity of or grounds for rescission, avoidance or repudiation of any agreement or other transaction to which the Company is a party and has received no notice of any intention to terminate, repudiate or disclaim any such agreement or other transaction.

15.5 The Company is not a party to any subsisting agency or distributorship agreement.

16.    Employees

16.1 The particulars shown in the schedule of employees comprised in the disclosure Documents are true and complete and show in respect of each Director, officer and employee of the Company his date of birth, the date on which he commenced continuous employment with the Company for the purposes of the EPCA and all remuneration payable and other benefits provided or which the Company is bound to provide (whether now or in the future) to each such person and include full particulars of all remuneration arrangements (particularly profit sharing, incentive and bonus arrangements to which the Company is a party whether binding or not) and each director, officer and employee of the Company is listed therein.

16.2 There is no contract of service in force between the Company and any of its directors, officers or employees which is not terminable by the Company without compensation (other than any compensation payable under Parts V and VI, EPCA) on one month's notice given at any time or otherwise in accordance with section 49, EPCA. There are no consultancy or management services agreements in existence between the Company and any other person, firm or company.


16.3 There are no amounts owing to present or former directors, officers or employees of the Company other than not more than one month's arrears of remuneration accrued or due or for reimbursement of business expenses incurred within a period of three months preceding the date hereof and no moneys or benefits other than in respect of remuneration or emoluments of employment are payable to or for the benefit of any present or former director, officer or employee of the Company, nor any dependant of any present or former director, officer or employee of the Company.

16.4 Save to the extent (if any) to which provision or allowance has been made in the Accounts:-

       16.4.1 no liability has been incurred or is anticipated by the Company for breach of any contract of employment or for services or for severance payments or for redundancy payments or protective awards or for compensation for unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee or for sex or race discrimination or for any other liability accruing from the termination or variation of any contract of employment or for services;

       16.4.2 the Company has not made or agreed to make any payment to or provided or agreed to provide any benefit for any present or former director, officer or employee of the Company.

16.5 The Company has in relation to each of its employees (and so far as relevant to each of its former employees) complied with:-

       16.5.1 all obligations imposed on it by all relevant statutes, regulations and codes of conduct and practice affecting its employment of any persons and all relevant orders and awards made thereunder and has maintained current, adequate and suitable records regarding the service, terms and conditions of employment of each of its employees; and

       16.5.2 all collective agreements, recognition agreements and customs and practices for the time being affecting its employees or their conditions of service.

16.6 No present director, officer or employee of the Company has given or received notice terminating his employment except as expressly contemplated under this Agreement and Completion of this Agreement will not entitle any employee to terminate his employment and/or trigger any entitlement to a severance payment or liquidated damages.

16.7 The Company has complied with all recommendations made by the Advisory Conciliation and Arbitration Service and with all awards and declarations made by the Central Arbitration Committee in respect of its employees.

16.8 The Company does not have in existence nor is it proposing to introduce, and none of its directors, officers or employees participate in (whether or not established by the Company), any employee share trust, share incentive scheme, share option scheme or profit sharing scheme for the benefit of all or any of its present or former directors, officers or employees or any of such persons dependants or any scheme whereunder any present or former director, officer or employee of the Company is entitled to a commission or remuneration of any other sort calculated by reference to the whole or part of the turnover, profits or sales of the Company or any other person, firm or company including (without limitation) any profit related pay scheme established under Chapter III,
       Part V, Taxes Act.

16.9 The Company has not been a party to any relevant transfer as defined in TUPE nor has the Company failed to comply with any duty to inform and consult any Trade Union under the said regulations within the period of one year preceding the date of this Agreement.

16.10 The Company is not a party to any agreement or arrangement with or commitment to any trade unions or staff association nor are any of its employees members of any trades union or staff association.

17.    Pension Schemes

17.1 Other than the Roda Print Concepts Limited Pension Plan (the "Pension Scheme"), the company is not nor has been a party to any agreement or arrangement for the provision of pensions, allowances, lump sums or other like benefits on retirement, death or long term ill health for the benefit of any current or former employee of the Company (or the dependants of such persons) nor has the Company provided or promised to provide any ex-gratia pensions, lump sums or like benefits for any current or former employee of the Company or their dependants. In particular, there is no obligation to pay contributions to any personal pension scheme in respect of any employee.

17.2   Full  particulars  of  the  Pension  Scheme  have  been  disclosed,  such particulars being true, complete and not misleading in any way. The particulars include a copy of the trust deed and rules, booklets and any subsequent announcements to scheme members, details of members including contributions payable by members and employer, details of current investments, latest scheme accounts and schedule of contributions complying with Section 87 of the Pensions Act 1995.

17.3 All contributions to the Pension Scheme which are due have been paid by the due date for payment. In respect of any employee who is covered for lump sum death benefits, those benefits are fully insured with an insurance company of good repute on normal terms and all premiums payable have been paid.

17.4 The Pension Scheme is approved by the Board of Inland Revenue for the purposes of Chapter 1 of Part XIV of the Taxes Act and has at all times and in all respects complied with the provisions of all relevant statutes, regulations and requirements.

17.5   The  Pension  Scheme is a money  purchase  scheme  within the  meaning of
       Section 181 of the Pension Schemes Act 1993.

17.6 There are no claims or actions in progress or pending, nor any reason for such claims or actions, in respect of any pension arrangement. There are no unresolved disputes under the Pension Scheme's internal dispute resolution procedure.

18.    Intellectual Property

18.1 The Disclosure Documents contain particulars of all Intellectual Property owned, used or exploited by the Company. The Company is the sole beneficial owner of such Intellectual Property.

18.2 The Disclosure Documents contain particulars of all Intellectual Property Agreements and all Intellectual Property Agreements are valid and binding and none has been the subject of any breach or default by any party or of any event which with notice or lapse of time or both would constitute a default.

18.3 The Company has not infringed and does not infringe any Intellectual Property of a third party as a result of the Company's use or exploitation of the Intellectual Property owned, used or exploited by the Company nor will such use or exploitation give rise to any such dispute claims or proceedings against the Company.

18.4 There are and have not been any disputes, claims or proceedings threatened or in existence in any court of tribunal in respect of any of the Intellectual Property as such owned, used or exploited by the Company or in respect of any use or exploitation of the Intellectual Property owned, used or exploited by the Company. There has been and is no current or anticipated infringement by any third party of any of the Intellectual Property owned, used or exploited by the Company.

19.    Legislation

       The Company is not aware, having made enquiries of its directors and employees, that it is in material breach of, or that it has received notice of breach of, or of any allegation of breach of, the requirements of any legislation which is applicable to it.

                                     Part 2

20.    Taxation

20.1   General

       20.1.1 Notices and returns

              All notices, returns, computations and registrations of the Company for the purposes of Taxation have been made punctually on a proper basis and are correct and none of them is, or is likely to be, the subject of any dispute with any Taxation Authority.

       20.1.2 Payment of Tax due

              All Taxation which the Company is liable to pay prior to Completion has been or will be so paid prior to Completion.

       20.1.3 Penalties or interest on Tax

              The Company has not within the period of six years ending on the date of this Agreement paid or since the Balance Sheet Date become liable to pay any penalty, fine, surcharge or interest charged by virtue of the provisions of the TMA or any other Taxation Statute.

       20.1.4 Compliance with PAYE, national insurance contribution and Tax collection obligations

              (a) All income tax deductible and payable under the PAYE system and/or any other Taxation Statute has, so far as is required to be deducted, been deducted from all payments made or treated as made by the Company and all amounts due to be paid to the Inland Revenue prior to the date of this Agreement have been so paid, including all Tax chargeable on benefits provided for directors, employees or former employees of the Company or any persons required to be treated as such.

              (b) All deductions and payments required to be made under any Taxation Statute in respect of national insurance and social security contributions (including employer's contributions) have been so made.

              (c) All payments by the Company to any person which ought to have been made under deduction of Tax have been so made and the Company (if required by law to do so) has accounted to the Inland Revenue for the Tax so deducted.

              (d) Proper records have been maintained in respect of all such deductions and payments and all applicable regulations have been complied with.

              (e) The Disclosure Documents contain details so far as they affect the Company of all current dispensations agreed with the Inland Revenue in relation to PAYE and all notifications given by the Inland Revenue under section 166, TA 88.

       20.1.5   Investigations

                The Company has not been subject to any visit, audit, investigation, discovery or access order by any Taxation Authority and that there are no circumstances existing which make it likely that a visit, audit, investigation, discovery or access order will be made.

       20.1.6   No liability under section 23, TA 88

                The Company has not received a notice from the Collector of Taxes under the provisions of section 23, TA 88 which has not been complied with.

       20.1.7   Tax provision

                Full provision or reserve has been made in the Accounts for all Taxation assessed or liable to be assessed on the Company or for which it is accountable in respect of income, profits or gains earned, accrued or received or deemed to be earned, accrued or received on or before the Balance Sheet Date, including distributions made down to such date or provided for in the Accounts.

       20.1.8   Concessions and arrangements

                The amount of Taxation chargeable on the Company during any accounting period ending on or within the six years before the Balance Sheet Date has not depended on any concessions, agreements or other formal or informal arrangements with any Taxation Authority.

       20.1.9   Anti-avoidance provisions

                The Company has not entered into or been a party to any scheme or arrangement of which the main purpose, or one of the main purposes, was the avoidance of or the reduction in liability to Taxation.

       20.1.10  Section 765, TA 88

                The Company has not without the prior consent of the Treasury carried out or agreed to carry out any transaction under section 765, TA 88 which would be unlawful in the absence of such consent and has, where relevant, complied with the requirements of section 765A(2), TA 88 (supply of information on movement of capital within the EU) and any regulations made or notice given thereunder.

       20.1.11  Transactions requiring clearance or consent

                All particulars furnished to any Taxation Authority in connection with an application for clearance or consent by the Company or on its behalf or affecting the Company has been made and obtained on the basis of full and accurate disclosure to the relevant Taxation Authority of all relevant material facts and considerations; and any transaction for which clearance or consent was obtained, has been carried into effect only in accordance with the terms of the relevant clearance or consent.

       20.1.12  Calculation of taxation liability

                The Company has sufficient records relating to past events to permit accurate calculation of the Taxation liability or relief which would arise upon a disposal or realisation on completion of each asset owned by the Company at the Balance Sheet Date or acquired by the Company since that date but before Completion.

       20.1.13  Claims and disclaimers

                The Company has duly submitted all claims and disclaimers the making of which has been assumed for the purposes of the Accounts.

       20.1.14  Outstanding claims, elections and appeals

                The Disclosure Documents contain full particulars of all matters relating to Taxation in respect of which the Company is or at Completion will be entitled:

                (a) to make any claim, (including a supplementary claim) disclaimer or election for relief under any Taxation Statute;

                (b) to appeal against any assessment or determination relating to Taxation;

                (c)    to apply for a postponement of Taxation.

20.2   Corporation tax, including corporation tax on chargeable gains

       20.2.1   Base values and acquisition costs

                If each of the capital assets of the Company was disposed of on the date hereof for a consideration equal to the book value of that asset in, or adopted for the purposes of, the Accounts or, in the case of assets acquired since the Balance Sheet Date, equal to the consideration given upon its acquisition, no liability to corporation tax on chargeable gains or balancing charges under the CAA would arise and for the purpose of determining the liability to corporation tax on chargeable gains there shall be disregarded any relief and allowances available to the Company other than amounts falling to be deducted under section 38, TCGA.

       20.2.2   Capital allowances

                All expenditure which the Company has incurred or may incur under any subsisting commitment on the provision of machinery, plant or buildings has qualified or will qualify (if not deductible as a trading expense for trade carried on by the Company) for writing-down allowances or industrial building allowances (as the case may be) under the CAA and where appropriate notices have been given to the Inland Revenue under section 118, Finance Act 1994.

       20.2.3   Leased assets

                The Company has not made any claim for capital allowances in respect of any asset which is leased to or from or hired to or from the Company and no election affecting the Company has been made or agreed to be under sections 53 or 55, CAA in respect of such assets.

       20.2.4   Short life assets

                The Company has not made any election under section 37, CAA nor is it taken to have made such an election under section 37(8)(c), CAA.

       20.2.5   Industrial buildings

                None of the assets of the Company expenditure on which has qualified for a capital allowance under Part I, CAA has at any time been used otherwise than as an industrial building or structure.

       20.2.6   Distributions

                (a) No distribution within the meaning of sections 209, 210 and 211, TA 88 has been made by the Company after 5th April, 1965 except dividends shown in its audited accounts and the Company is not bound to make any such distribution.

                (b) No elections have been made pursuant to Section 246A, TA 88 in respect of any dividends.

       20.2.7   Repayments of share capital

                The Company has not any time after 6th April, 1965 repaid, redeemed or repurchased or agreed to repay, redeem or repurchase or granted an option under which it may become liable to purchase any shares of any class of its issued share capital nor has the Company after that date capitalised or agreed to capitalise in the form of shares or debentures any profits or reserves of any class or description or otherwise issued or agreed to issue any share capital other than for the receipt of new consideration (within the meaning of Part VI, TA 88) or passed or agreed to pass any resolution to do so.

       20.2.8   Demergers

                The Company has not been engaged in nor been a party to any of the transactions set out in sections 213 to 218 inclusive, TA 88 nor has it made or received a chargeable payment as defined in section 218(1), TA 88.

       20.2.9   Issues of securities

                No securities (within the meaning of section 254(1), TA 88) issued by the Company and remaining in issue at the date of this Agreement were issued in such circumstances that the interest payable on than falls to be treated as a distribution under either sections 209(2)(d), 209(2)(da) or 209(2)(e), TA 88.

       20.2.10  Capital Distributions

                The Company has not received any capital distribution to which the provisions of section 189, TCGA could apply.

       20.2.11  Land sold and leased back

                The Company has not entered into any transaction to which the provisions of section 779 or 780, TA 88 have been or could be applied.

       20.2.12  Foreign loan interest

                The Company has not since 31st March, 1982 received any foreign loan interest in respect of which double taxation relief will or may be restricted under section 798, TA 88.

       20.2.13  Non-deductible payments

                No rents, interest, annual payments or other sums of an income nature paid or payable by the Company or which the Company is under an existing obligation to pay in the future are or may be wholly or partially disallowable as deductions, management expenses or charges in computing profits for the purposes of corporation tax by reason of the provisions of sections 74, 79, 125, 338, 339, 779 to 784 inclusive, 787 or 788, TA 88 or any other statutory provision or otherwise.

       20.2.14  Rent payable to connected persons

                No rent is or has been payable by the Company to which the provisions of sections 33A and 33B, TA 88 will apply or have applied.

       20.2.15  No unremittable income or gains

                No claim has been made by the Company under sections 584 or 585, TA 88 or under section 279, TCGA.

       20.2.16  Payments to directors, officers or employees

                The Company has not made or agreed to make any payment to or provided or agreed to provide any benefit for any Director or former director, officer or employee of the Company, whether as compensation for loss of office, termination of employment or otherwise, which is not allowable as a deduction in calculating the profits of the Company for Taxation purposes whether up to or after the Balance Sheet Date.

       20.2.17 Disallowance of trading losses and advance corporation tax carry forward

                No change of ownership of the Company has taken place in circumstances such that section 768 (change in ownership of company: disallowance of trading losses) or section 245, TA 88 (change in ownership of company: calculation and treatment of advance corporation tax) has or may be applied to deny relief for a loss or losses incurred by the Company and within the period of three years ending with the date of this Agreement there has been no major change in the nature or conduct of any trade or business (as defined in section 768 and section 245, TA
                88) carried on by the Company.

       20.2.18  Transfer pricing

                The Company is not a party to any transaction or arrangement under which it may be required to pay for any asset or any services or facilities of any kind an amount which is in excess of the market value of that asset or those services or facilities nor will the Company receive any payment for an asset or any services or facilities of any kind that it has supplied or provided or is liable to supply or provide which is less than the market value of that asset or those services or facilities.

       20.2.19  Transactions not at arm's length

                The Company has not disposed of or acquired any asset in circumstances falling within section 17, TCGA nor given or agreed to give any consideration to which section 128(1)(2), TCGA could apply.

       20.2.20  Transactions between connected persons

                No allowable loss has accrued to the Company to which section 18(3), TCGA will apply.

       20.2.21  Chargeable debts

                The Company is not owed a debt, other than a debt on a security, on the disposal or satisfaction of which a liability to corporation tax on chargeable gains will arise by reason of section 251, TCGA.

       20.2.22  Relief for loans to traders and qualifying corporate bonds

                No claim for relief has been allowed to the Company pursuant to sections 253 and 254, TCGA in respect of any loan and no chargeable gain has or is likely to arise pursuant to section 253 (5), (6), (7) or (8) or section 254 (9) or (10), TCGA.

       20.2.23  Chargeable policies

                The Company has not acquired benefits under any policy of assurance otherwise than as the original holder of legal and beneficial title.

       20.2.24  Transfer of overseas trade

                The Company has not transferred a trade carried on by it outside the United Kingdom through a branch or agency to a company not resident in the United Kingdom in such circumstances that a chargeable gain may be deemed to arise at a date after such transfer under section 140, TCGA.

       20.2.25   Depreciatory transactions

                (a) No allowable loss which might accrue on the disposal by the Company of any share in or security of any company is likely to be reduced by virtue of the provisions of sections 176 and 177, TCGA.

                (b)  The  Company  has  not  been  a  party  to  any  scheme  or
                     arrangement   whereby  the  value  of  an  asset  has  been
                     materially reduced as set out in sections 30-34, TCGA.

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       20.2.26  Restriction of straight-line growth

                No asset owned by the Company is subject to a deemed disposal and re-acquisition under schedule 2, TCGA so as to restrict the extent to which the gain or loss over the period of ownership may be apportioned by reference to straight-line growth.

       20.2.27  Other claims made by the Company

                The Company has made no claim under any of the following:-

                (a) section 280, TCGA (tax on chargeable gains payable by instalments);

                (b)  section 24(2), TCGA (assets of negligible value); or

                (c)  section 242(2), TCGA (small part disposals of land).

                (d) section 139, Finance Act 1993 (deferral of unrealised exchange gains).

       20.2.28  Gifts

                The Company has not received any assets by way of gift as mentioned in section 282, TCGA and the Company has not held, and does not hold, shares in a company to which section 125, TCGA could apply.

       20.2.29  Non-resident companies

                (a) There has not accrued or arisen any income, profit or gain in respect of which the Company may be liable to corporation tax by virtue of the provisions of section 13, TCGA or Chapter IV of Part XVII, TA 88.

                (b)  The Company has not been served with a notice in respect of
                     the  unpaid   corporation  tax  liability  of  any  company
                     pursuant to section 191, TCGA.

       20.2.30  Controlled foreign companies

                No notice of the making of a direction under section 747, TA 88 has been received by the Company and no circumstances exist which would entitle the Inland Revenue to make such a direction or to apportion any profits of a controlled foreign company to the Company pursuant to section 752, TA 88.

       20.2.31  Charges on non-residents

                The Company has not been a party to any transaction or arrangement whereby it is or may hereafter become liable for Taxation under or by virtue of Part VIII, TMA.

       20.2.32  Profit related pay

                No scheme registered under Chapter III of Part V, TA 88 applies to the Company or any of its employees and no application for registration of a scheme so applying has been made.

       20.2.33  Payment from pension funds

              The Company has not received a payment out of funds held for the purposes of an exempt approved scheme in respect of which an amount is recoverable by the Inland Revenue under section 601, TA 88.

       20.2.34 Claims and elections

              (a) The Disclosure Documents contain full particulars of all claims and elections made (or assumed to be made) under sections 23, 152-162 or 165, 175, 247, 248, TCGA insofar as they could affect the chargeable gain or allowable loss which would arise in the event of a disposal by the Company of any of its assets, and indicates which assets (if any) so affected would not on a disposal give rise to relief under Schedule 4, TCGA.

              (b)    The  Disclosure   Documents  contain  full  particulars  of
                     elections made under

                     (i) Regulation 10 of The Exchange Gains and Losses (Alternative Method of Calculating of Gain or Loss) Regulations 1994 and whether or not such elections have been varied

                     (ii)   Regulation  10  of  the  Local  Currency   Elections
                            Regulations 1994 and such election is still valid.

20.3   Corporation tax - groups of companies

       20.3.1 Group relief

              The Disclosure Documents contain full particulars of all arrangements and agreements relating to group relief (as defined by section 402, TA 88 ) to which the Company is or has been a party and:-

              (a) all claims by the Company for group relief were when made and are now valid and have been or will be allowed by way of relief from corporation tax;

              (b) the Company has not made nor is liable to make any payment under any arrangement or agreement save in consideration for the surrender of group relief allowable to the Company by way of relief from corporation tax; and

              (c) the Company has received all payments due to it under any arrangement or agreement for any surrender of group relief made by it and the payments are not liable to be refunded in whole or in part.

       20.3.2 Surrender of advance corporation tax

              The Disclosure Documents contain full particulars of all arrangements and agreements to which the Company is or has been a party relating to the surrender of advance corporation tax made or received by the Company under section 240, TA 88 and:-

              (a) the Company has not paid nor is liable to pay for the benefit of any advance corporation tax which is or may become incapable of set-off against the Company's liability to corporation tax; and

              (b) the Company has received all payments due to it under any arrangement or agreement for any surrender of advance corporation tax made by it and the payments are not liable to be refunded in whole or in part.

       20.3.3 Acquisitions from group members

              No tax has been or may be  assessed  on the  Company  pursuant  to section 190, TCGA in respect of any chargeable gain accrued prior to the date of this Agreement and the Company has not at any time within the period of six years ending with the date of this Agreement transferred any asset other than trading stock including without limitation any transfer by way of share exchange within section 135, TCGA to any company which at the time of disposal was a member of the same group as defined in section 170, TCGA.

       20.3.4 Leaving the group

              The execution or completion of this Agreement or any other event since the Balance Sheet Date will not result in any chargeable asset being deemed to have been disposed of and re-acquired by the Company for Taxation purposes pursuant to section 178 or 179, TCGA or as a result of any other Event since the Balance Sheet Date.

       20.3.5 Group income

              The Disclosure Documents contain full particulars of all elections made by the Company under section 247, TA 88 and all such elections are now in force and the Company has not paid any dividend without advance corporation tax or made any payment without deduction of income tax in the circumstances specified in section 247(6), TA 88 and no assessment has been made on the Company in respect of advance corporation tax which ought to have been paid or income tax which ought to have been deducted.

       20.3.6 Capital losses

              The Company has no capital losses the set-off of which are or may be restricted by Section 177A, TCGA.

20.4   Close companies

       20.4.1 Close company status

              The Company has not at any time during the six years ended at the Balance Sheet Date been a close company within the meaning of sections 414 and 415, TA 88.

       20.4.2 Close investment-holding company status

              The Company has not in any accounting period beginning after 31st March, 1989 been a close investment-holding company as defined in section 13A, TA 88.



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



       20.4.3 Distributions

              No distribution within section 418, TA 88 has ever been made by the Company.

       20.4.4 Loans to participators

              Any loans or advances made or agreed to be made by the Company within sections 419 and 420 or 422, TA 88 have been disclosed and the Company has not released or written off or agreed to release or write off the whole or any part of any such loans or advances.

20.5   Inheritance tax

       20.5.1 No transfers of value and associated operations

              The Company has made no transfers of value within sections 94 and 202, ITA nor has the Company received a transfer of value such that liability might arise under section 199, ITA nor has the Company been party to associated operations in relation to a transfer of value as defined by section 268, ITA.

       20.5.2 Inland Revenue charge

              There is no unsatisfied liability to inheritance tax attached to or attributable to the Shares or any asset of the Company and none of them are subject to an Inland Revenue charge as mentioned in section 237 and 238, ITA.

       20.5.3 Power of sale, mortgage or charge

              No asset owned by the Company nor the Shares are liable to be subject to any sale, mortgage or charge by virtue of section 212, ITA.

20.6   VAT

       20.6.1 Returns and payments

              (a) The Company is a taxable person duly registered for the purposes of VAT.

              (b) The Company has complied with all statutory provisions, rules, regulations, orders and directions in respect of VAT, has promptly submitted accurate returns, and the Company maintains full and accurate VAT records, has never been subject to any interest, forfeiture, surcharge or penalty nor been given any notice under sections 59 or 64, VATA nor been given a warning within section 76(2), VATA nor has the Company been required to give security under paragraph 4 of Schedule 11, VATA.

              (c) VAT has been duly paid or provision has been made in the Accounts for all amounts of VAT for which the Company is liable.

       20.6.2 Taxable supplies and input tax credit

              All supplies made by the Company are taxable supplies and the Company has not been and will not be denied full credit for all input tax by reason of the operation of sections 25 and 26, VATA and regulations made thereunder or for any other reasons and no VAT paid by the Company is not input tax as defined in section 24, VATA and regulations made thereunder.

       20.6.3 VAT groups

              The Company is not and has not been for VAT purposes a member of any group of companies other than the Group and no act or transaction has been effected in consequence whereof the Company is or may be held liable for any VAT arising from supplies made by another company.

       20.6.4 Transactions between connected persons

              The Company has not been or agreed to be party to any transaction or arrangement in relation to which a direction has been or could be made under paragraph 1 of Schedule 6, VATA or to which paragraph 2(3A) of Schedule 10, VATA applies.

       20.6.5 Charge to VAT as agent or representative

              The Company is not and has not agreed to become liable for VAT by virtue of section 47 and 48, VATA.

       20.6.6 VAT and Properties

              The Company or its relevant associate for the purposes of paragraph 3(7) of Schedule 10, VATA has exercised the election to waive exemption from VAT (pursuant to paragraph 2 of schedule 10, VATA) only in respect of those Properties listed (as having been the subject of such an election) in the Disclosure Documents and neither the Company nor its relevant associate has any intention or obligation to exercise such an election in respect of any other of the Properties.

       20.6.7 Capital goods scheme

              The Company does not own and has not at any time within the period of ten years preceding the date hereof owned any assets which are capital items subject to the Capital Goods Scheme under Part XV of the VAT Regulations 1995.

       20.6.8 Bad debt relief

              The  Company  has not made any  claim  for bad debt  relief  under section 36, VATA and details of any claim it could make have been disclosed.

       20.6.9 Self billing

              The Company has not entered into any self billing arrangement in respect of supplies made by any other person nor has it at any time agreed to allow any such person to make out VAT invoices in respect of supplies made by the Company.

20.7   Stamp duty

       20.7.1 Stamp duty

              All stampable documents wheresoever executed (other than those which have ceased to have any legal effect) to which the Company is a party have been duly stamped. Since the Balance Sheet Date there have been and are no circumstances or transactions to which the Company is or has been a party such that a liability to stamp duty or any penalty in respect of such duty will arise on the Company.

       20.7.2 Stamp duty reserve tax

              Since the Balance Sheet Date the Company has not incurred any liability to or been accountable for any stamp duty reserve tax and there has been no agreement within section 87(1), Finance Act 1986 which could lead to the Company incurring such a liability or becoming so accountable.

                                   Schedule 6

                           The Purchaser's Warranties

1. The balance sheet of the Purchaser and its subsidiaries as at 30 September 1997 and the profit and loss account of the Purchaser for the nine months ending on such date give a true and fair view of its assets, liabilities, reserves and profits as at such date and give a true and fair view of the state of affairs of the Purchaser as at such date there has been no material adverse change in the Purchaser's financial position since that date;

2. The Purchaser will at Completion have all necessary power and authority to allot and issue the Consideration Shares in the manner proposed without any sanction or consent by the shareholders of the Purchaser or any class thereof and there will at Completion be no consents for the allotment and issue of the Consideration Shares which have not been unconditionally obtained;

3. The Purchaser has full power and has obtained all applicable governmental, statutory, regulatory, or other consents, licences, waivers or exemptions required to empower it to enter into and to perform its obligations under this Agreement and the other documents to be executed by it as contemplated herein and each such document shall upon execution and delivery be valid and binding upon the Purchaser;

                                   Schedule 7

                                   Completion

                                     Part 1

1.   Vendors' obligations

On   Completion, the Vendors shall deliver to the Purchaser:-

1.1 a resolution in writing signed by all of the holders of the Loan Notes in the agreed terms (the "Stockholders' Resolution);

1.2 a copy of the minutes of a meeting of the directors of each of the Vendors that is a body corporate authorising the execution by that Vendor of this Agreement, the Deed of Tax Covenant and the Stockholders' Resolution (such copy minutes being certified as correct by the secretary of that Vendor);


1.3 certificates from each of the banks at which the Company and the Subsidiary maintains an account of the amount standing to the credit or debit of all such accounts as at the close of business on the last Business Day prior to Completion;

1.4 the cash book balances of the Company and the Subsidiary as at Completion with statements reconciling such cash book balances and the relevant cheque books with the balances on the bank accounts of the Company and each of the Subsidiaries as shown by the certificates referred to in paragraph 1.3;

1.5 the cheque books relating to all the bank accounts of the Company and the Subsidiary together with confirmation that no cheques have been written by the Company or the Subsidiary since preparation of the statements referred to in paragraph 1.4;

1.6 evidence in the agreed terms that all debts and accounts between any member of the Group (of the one part) and the Vendors and any Connected Person or Affiliate of any of the Vendors (of the other part) have been fully paid and settled;

1.7 the Deed of Tax Covenant duly executed under seal by the Vendors and the Service Agreements duly executed by Peter Furlonge, Colin Kirven, John Ablett and Marie Ridgeon;

1.8 a signed copy (appropriate for filing at the Companies Registry) of a special resolution to adopt new articles of association of the Company in such form as the Purchaser may require together with a copy (appropriate for filing) of such articles;

1.9 transfers of the Shares duly executed by the registered holders thereof in favour of the Purchaser or its nominee(s) together with the relevant share certificates in the names of such registered holders;

1.10 such waivers, consents or other documents (including any power of attorney under which any document required to be delivered under Part 1 of this schedule has been executed) in the agreed terms to enable the Purchaser and its nominee(s) to be registered as the holders of the Shares;

1.11 certificates in respect of all issued shares in the capital of the Subsidiary and duly executed transfers of all shares in the Subsidiary held by any nominee for the Company in favour of such persons as the Purchaser shall direct;

1.12 irrevocable powers of attorney in the agreed terms executed by each of the holders of the Shares in favour of the Purchaser or its nominee(s) to enable the beneficiary (pending registration of the transfers of the Shares) to exercise all voting and other rights attaching to the Shares and to appoint proxies for this purpose;

1.13 the statutory registers and minute books (properly written up to the time immediately prior to Completion), the common seal, the certificate of incorporation and (if applicable) any certificate of incorporation on change of name of the Company and the Subsidiary;

1.14 the documents of title to the Properties;

1.15 the written resignations in the agreed terms of all the Directors (except Peter Furlonge) of the Company and the Subsidiary from their respective offices such resignations to take effect from Completion;

1.16 unless the auditors are Ernst & Young, the written resignation of the auditors of the Company and the Subsidiary in the agreed terms to take effect from Completion containing the statements referred to in section 394(1), CA 85 that they consider there are no such circumstances as are mentioned in that section and confirming that they have deposited or shall deposit that statement in accordance with section 394(2), CA 85 at the respective registered offices of the Company and each of the Subsidiaries;


1.17 a deed of waiver in a form reasonably acceptable to the Purchaser under which Peter Furlonge waives payment of an amount of salary equal to the bonuses payable to John Ablett and Colin Kirven in connection with the sale of the Company, duly executed by Peter Furlonge.

                                     Part 2

On Completion, the Vendors shall cause board resolutions of the Company and of the Subsidiary to be passed so that:

1. in the case of the Company only, the said transfers of the Shares shall be passed for registration and registered (subject to the same being duly stamped which shall be at the cost of the Purchaser);

2. in the case of the Company only, the Service Agreements shall be approved and entered into;

3. the resignations referred to in paragraphs 1.15 of Part 1 shall be tendered and accepted so as to take effect after the passing of the resolutions;

4. persons nominated by the Purchaser (in the case of directors subject to any maximum number imposed by the relevant articles of association) shall be appointed additional directors and appointed secretaries;

5. all existing instructions and authorities to bankers shall be revoked and shall be replaced with alternative instructions, mandates and authorities in such form as the Purchaser may require;

6. the registered office shall be changed to such place in England as the Purchaser may require;

7. Messrs. Ernst & Young shall be appointed auditors if not already so appointed;

                                   Schedule 8

                        Limitation of Vendors' liability

                                     Part 1

                               General limitations

1. Notwithstanding the provisions of clause 7 the Vendors shall not be liable in respect of a breach of any of the Vendors' Warranties if and to the extent that the loss occasioned thereby has been recovered under the Deed of Tax Covenant.

2.   The Vendors shall not be liable under the Vendors' Warranties:-

2.1 to the extent that the facts which might result in a Claim or possible Claim were fairly disclosed in the Disclosure Documents.

2.2 to the extent that the subject of the Claim is allowed or provided for or reserved in the Accounts or has been included in calculating creditors or deducted in calculating debtors in the Accounts and (in the case of creditors or debtors) is identified in the records of the Company or to the extent such matter was specifically referred to in the notes to the Accounts;

2.3    to the extent that a Claim arises or is increased:-

       2.3.1 wholly or partly from an act or omission occurring at the request of or with the written consent of the Purchaser or (on or after the date hereof) the Company or any of their directors, other officers, employees or agents or by a change in the accounting principles, bases, policies and methods adopted by the Company from those used in the Accounts (save insofar as the change is required to comply with the Warranties on the assumption that they applied to the Company or its accounts in the relevant period);

       2.3.2 as a result of any increase in rates of taxation since the Balance Sheet Date;

       2.3.3 wholly or partly as a result of the passing or coming into force of or any change in any enactment, law, regulation, directive, requirement or any practice of any government, government department or agency or regulatory body (including but not limited to extra-statutory concessions of the Inland Revenue) after the date hereof whether or not having retrospective effect;

2.4 to the extent that the amount of a Claim is recovered under a policy of insurance validly in force at the date hereof.

3.1 The liability of each of the Vendors in respect of any Claim or any claim under the Tax Deed (each, a "Relevant Claim") is several and limited to his proportionate part of the Claim, save where such Relevant Claim constitutes a claim against a single Vendor in respect of a Vendor's Warranty which is given for each Vendor separately. "Proportionate part" means the proportion of the Claim which is the same as the proportion which the Consideration shown in Column 3 of Schedule 1 received by each Vendor bears to the total of such Consideration received by all the Vendors.

3.2 The liability of each Vendor in respect of Relevant Claims shall be limited to the aggregate of:

       (a) the cash paid to such Vendor at Completion pursuant to clause 4.1.2; and

       (b) the lower of the value at the relevant time of the Consideration Shares then held by such Vendor and their value at the Offer Price (and, to the extent any Consideration Shares have been sold since Completion by such Vendor, the cash proceeds realised from such sale).

3.3 No liability on the part of any Vendor in respect of any Relevant Claim (other than a claim under clause 2.5 of the Deed of Tax Covenant) shall arise unless and until the amount shall arise unless and until the amount of such Relevant Claim when aggregated with the amount of any other such Relevant Claim made against the Vendors under this Agreement exceeds (pound)50,000 in which event all of such Relevant Claim or Claims shall be recoverable, provided that this limitation shall not affect any claim in respect of the Pension Tax Liability.

                                     Part 2

                        Limitations under the Warranties

                           (other than Tax Warranties)

3.4 The liability of each Vendor in respect of claims shall cease two years after the date hereof, except in respect of matters which have been the subject of a bona fide written claim which is made before such date by or on behalf of the Purchaser to the Vendors giving details of the claim including the Purchaser's bona fide estimate of the amount thereof. Any such Claim shall (it has not previously been satisfied, settled or withdrawn) be deemed to have been withdrawn unless legal proceedings in respect of its have been commenced by both being issued and served within 6 months of such notification to the Vendors.


                                     Part 3

                      Limitations under the Tax Warranties

4. The liability of the Vendors in respect of any Claim shall cease six years after the date hereof, except in respect of matters which have been the subject of a bona fide written claim which is made before the relevant date by or on behalf of the Purchaser to the Vendors giving sufficient details of all material aspects of the claim including the Purchaser's bona fide estimate of the amount thereof. Any such claim shall (if not previously been satisfied, settled or withdrawn) be deemed to have been withdrawn unless legal proceedings in respect of it have been commenced by both being issued and served within 6 months of such notification to the Vendors.

                                     Part 4

                               Special Limitations

5. In assessing the amount recoverable by the Purchaser for any Claim under the Warranties there shall be taken in account:



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5.1  any benefit  accruing to the Purchaser or the Company as a  consequence  of such breach; and

5.2 the amount of any provision made in the Accounts to the extent that payment or discharge of such matter or liability was taken into account in those Accounts.

6. To the extent that any breach of Warranty is capable of remedy, the Vendors shall not be liable under the Vendors' Warranties unless the Vendors are given written notice of such breach of warranty and such breach of warranty is not remedied within 30 days following the date of receipt of such notice.

7. If after the Vendors have paid any sum in respect of a Claim the Purchaser or the Company becomes entitled or has a claim to recover any sum from any person in respect of the subject matter of that Claim, the Purchaser shall, upon receipt of such sums from such person, pay to the Vendors a sum equal to the lesser of the amount recovered by the Purchaser or the Company (less any tax, where applicable) from such person and the amount paid by the Vendors in respect of such Claim.

8. The amount of any liability arising in respect of any Claim for breach of any of the Warranties or under the Deed of Tax Covenant shall be discharged by reduction of the consideration for the Shares.

9. If any matter or circumstance which gives rise to a Claim comes to the attention of the Purchaser, the Purchaser shall take all steps that the Vendors reasonably request to avoid, dispute, resist, compromise or defend any matter which may otherwise result in a Claim subject to the Vendors indemnifying the Purchaser to its reasonable satisfaction against any costs or liabilities incurred and providing security reasonably satisfactory to it in respect of such Indemnity.

10. It is acknowledged by the Purchaser that any Claim may entitle the Company to make a claim under the acquisition agreement dated 21 October 1996. Accordingly, if any matter or circumstance which may give rise to a Claim comes to the attention of the Purchaser, it shall as soon as reasonably practicable give written notice to the Vendors setting out the particulars known to the Purchaser and shall make or procure to be made available to the Vendors and their duly authorised agents on reasonable notice during normal business hours all relevant books of account records and correspondence for the purpose of enabling the Vendors to ascertain or extract any information relevant to such Claim.

11. The Vendors shall be entitled in order to mitigate any claim for breach of any of the Warranties to institute or continue any proceedings against or negotiations with any third party and to have the conduct of the same at its own expense but in the name of the Company subject to the Company being indemnified against all reasonable costs and disbursements of and in relation to any legal proceedings which may be instituted in respect thereof and the Purchaser shall not and it shall procure that the Company shall not accept, pay or compromise any claim which may give rise to a Claim in respect of the Warranties or under the Deed of Tax Covenant without giving the Vendors an adequate opportunity to resist such claim pursuant hereto.



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                                   Schedule 9

                       Limitation of Purchaser's Liability

1.   The Purchaser's shall not be liable under the Purchaser's Warranties:-

1.1 to the extent that the facts which might result in a Claim or possible Claim were fully, fairly and accurately disclosed;

1.2 to the extent that the subject of the Claim is allowed or provided for or reserved in the audited accounts of the Purchaser or has been included in calculating creditors or deducted in calculating debtors in the audited accounts of the Purchaser and (in the case of creditors or debtors) is identified in the records of the Company or to the extent such matter was specifically referred to in the notes to the audited accounts of the Purchaser;

1.3    to the extent that a Claim arises or is increased:-

       1.3.1 wholly or partly from an act or omission occurring at the request of or with the written consent of any Vendor or (on or after the date hereof) the Company or any of their directors, other officers, employees or agents;

       1.3.2  wholly or partly from an act or omission compelled by law;

       1.3.3 as a result of any increase in rates of taxation since the balance sheet date of the Purchaser being 30 September 1997;

       1.3.4 wholly or partly as a result of the passing or coming into force of or any change in any enactment, law, regulation, directive, requirement or any practice of any government, government department or agency or regulatory body (including but not limited to extra-statutory concessions of the Inland Revenue) after the date hereof whether or not having retrospective effect.

2.         The liability of the Purchaser in respect of any Claim:-

2.1 shall not arise unless and until the amount of such Claim when aggregated with the amount of any other such Claim made against the Purchaser under this Agreement exceeds (pound)50,000 in which event all of such Claim or Claims shall be recoverable hereunder;

2.2 shall not (when aggregated with the amount of all other Claims) exceed the value at the Offer Price of the Consideration Shares; and

2.3 shall cease fourteen days after the publication of the first audited statutory accounts of the Purchaser following Completion, except in respect of matters which have been the subject of a bona fide written claim which is made before the relevant date by or on behalf of the Vendor to the Purchaser giving sufficient details of all material aspects of the claim including the Vendors' bona fide estimate of the amount thereof. Any such claim shall (it has not previously been satisfied, settled or withdrawn) be deemed to have been withdrawn unless legal proceedings in respect of its have been commenced by both being issued and served within 6 months of such notification to the Purchaser.



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                                   Schedule 10

1. Each Vendor receiving Consideration Shares shall deliver a certificate dated the date of Completion containing the following representations and warranties, namely that:

1.1 he understands that the Purchaser is relying upon the following statements in determining whether the Purchaser may issue shares to the Vendor under applicable securities laws of the United States;

1.2 he understands that neither the offer nor the sale of the Consideration Shares is being registered under the Securities Act of 1933, as amended (the "Securities Act"), and that the Consideration Shares are being offered and sold in reliance on an exemption from the registration requirements under the Securities Act for a transaction not involving any public offering;

1.3 he has been afforded the opportunity to ask questions of and receive answers from, directors and executive officers of the Purchaser concerning the Purchaser and the terms and conditions of the offering of the Consideration Shares;

1.4 the Consideration Shares are being acquired by the Vendor for the Vendor's own account for investment and not for distribution or resale within the meaning of the Securities Act other than in compliance therewith or in accordance with an exemption therefrom;

1.5 he acknowledges that the Purchaser and its officers and agents have made no representations or warranties, whether orally or in writing, or express or implied, as to the financial condition, assets, operations, business, prospects or condition of the Purchaser, other than the certificate of the Purchaser to be delivered pursuant to paragraph 4 below with respect to the prospectus (the "Prospectus") which forms part of the Purchaser's registration statement on Form S-1, No. 333- ____, filed with the Securities and Exchange Commission (the "SEC"), as the same has been declared effective by the SEC.

2. Each Vendor receiving Consideration Shares shall execute and deliver an undertaking dated the date of Completion in favour of the underwriters of the Consideration Shares in the agreed terms.

3. The Purchaser shall deliver to the Vendors a certificate dated the date of Completion containing a representation and warranty that the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that representation or warranty is made as to information contained in or omitted from the Prospectus in relation to the Company and/or the Subsidiary.


SIGNED by P.L. FURLONGE                     )        P. Furlonge





SIGNED by R.J. ELMAN                        )        R. Elman

SIGNED by                                   )        Richard Prosser
for and on behalf of STELBY                 )
HOLDINGS LIMITED                            )




SIGNED by                                   )        E. Le Poidevin
for and on behalf of CENTRAL                )        Director
INVESTMENTS LIMITED                         )




SIGNED by                                   )        David Floyd
for and on behalf of THE NAGGAR             )        as attorney for G.A. Naggar
FAMILY PENSION SCHEME                       )        Nigel Sloam




SIGNED by M.L. TAGLIAFERRI                  )        Mark Tagliaferri




SIGNED by M.D. MORIARTY                     )        By his attorney David Floyd




SIGNED by J. MORIARTY                       )        By her attorney David Floyd



SIGNED by G. HARVEY                         )        W.G.B. Harvey



SIGNED by                                   )        Michael R. Cunningham
for and on behalf of CUNNINGHAM             )
GRAPHICS INC.                               )





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